                                                                    Exhibit 10.1

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                              ACQUISITION OF STOCK


                                       OF


                            MJD COMMUNICATIONS, INC.




                            STOCK PURCHASE AGREEMENT





                           Dated as of January 4, 2000





================================================================================

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I           DEFINITIONS................................................3

ARTICLE II          ACQUISITION OF CAPITAL STOCK..............................12
         2.1        Series D Preferred Stock Exchange Transactions............12
         2.2        Issuance of Capital Stock by the Company..................12
         2.3        Acquisition of Series D Preferred Stock by THL;
                    Exchange of Class B Common Stock..........................13
         2.4        Closing...................................................14
         2.5        Representations and Warranties of the Company.............15

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE
                    BUYERS....................................................15
         3.1        Status....................................................15
         3.2        Authorization and Binding Obligation......................16
         3.3        No Conflicts, etc.........................................16
         3.4        Brokers, Finders, etc.....................................16
         3.5        Acquisition for Investment................................16
         3.6        Investment Suitability; Accredited Investor...............17
         3.7        Stockholder Representative................................17

ARTICLE IIIA        REPRESENTATIONS AND WARRANTIES OF THE
                    SELLING STOCKHOLDERS......................................17
         3A.1       Status....................................................17
         3A.2       Authorization and Binding Obligation......................18
         3A.3       No Conflicts, etc.........................................18
         3A.4       Brokers, Finders, etc.....................................18
         3A.5       Title to Capital Stock....................................19

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE
                    COMPANY...................................................19
         4.1        Authorization and Binding Obligation......................19
         4.2        Title to Shares...........................................20
         4.3        Capital Stock.............................................20
         4.4        Status....................................................21
         4.5        No Conflicts, etc.........................................22
         4.6        Governmental Approvals and Authorizations.................23
         4.7        Compliance with Laws......................................24

         4.8        Real Property.............................................24
         4.9        Title to and Condition of Personal Property...............26
         4.10       Intellectual Property.....................................26
         4.11       Contracts.................................................27
         4.12       Personnel Information.....................................28
         4.13       Employee Benefit Plans....................................29
         4.14       Litigation................................................30
         4.15       Transaction with Affiliates...............................31
         4.16       Financial Statements, etc.................................31
         4.17       Absences of Undisclosed Liabilities.......................31
         4.18       Absence of Changes or Events..............................31
         4.19       Insurance.................................................33
         4.20       Taxes.....................................................33
         4.21       Environmental Matters.....................................34
         4.22       Investment Company Act....................................35
         4.23       Investments...............................................35
         4.24       Pending Acquisitions......................................35
         4.25       Broker, Finders, etc......................................36
         4.26       Bank Accounts.............................................36
         4.27       Local Exchange Related Matters............................36
         4.28       Tariffs...................................................36
         4.29       Year 2000.................................................36
         4.30       Disclosure................................................37

ARTICLE V           COVENANTS.................................................37
         5.1        Information Prior to Closing..............................37
         5.2        Conduct of Business.......................................38
         5.3        Third-Party Consents......................................40
         5.4        Conversion of Shares......................................40
         5.5        Renewal of Contracts......................................40
         5.6        No Inconsistent Action....................................40
         5.7        No Solicitation...........................................41
         5.8        Financial Statements......................................41
         5.9        Estoppel Certificates; Consent and Waiver.................41
         5.10       Consummation of Pending Acquisitions......................41
         5.11       Notice of Material Developments...........................42
         5.12       Repurchase of Warrants....................................42
         5.13       Further Actions...........................................42
         5.14       Kelso Purchased Class B Shares............................42


ARTICLE VI          CONDITIONS PRECEDENT TO THE BUYERS'
                    OBLIGATION TO CLOSE.......................................42

         6.1        Representations, Warranties and Covenants.................42
         6.2        Governmental Consents.....................................43
         6.3        Third-Party Consents......................................43
         6.4        Updated Tariff Schedule...................................43
         6.5        Certificates..............................................43
         6.6        Adverse Proceedings.......................................44
         6.7        Waiver of Rights..........................................44
         6.8        Management, Financial Advisory  and Severance
                    Arrangements..............................................44
         6.9        Equity Documents..........................................44
         6.10       No Material Adverse Effect................................44
         6.11       Reconstitution of Boards of Directors.....................44
         6.12       Transaction and Advisory Fees.............................44
         6.13       Amended and Restated Certificate of Incorporation and
                    Certificate of Designation................................45
         6.14       No Default................................................45
         6.15       Termination of Agreements.................................45
         6.16       Noncompetition Agreement..................................45
         6.17       Bank Waiver...............................................45
         6.18       Total Indebtedness........................................45
         6.19       Termination of Consulting Agreement.......................45
         6.20       Institutional Subscription and Stockholders Agreements....45
         6.21       FairPoint Option Exchange.................................46
         6.22       Fairness Opinion..........................................46
         6.24       Silverman Release.........................................46
         6.25       Deliveries................................................46

ARTICLE VIA         CONDITIONS PRECEDENT TO THE
                    SELLING STOCKHOLDERS' OBLIGATION TO CLOSE.................47
         6A.1       Representations, Warranties and Covenants.................47
         6A.2       HSRA Consents.............................................47
         6A.3       Certificates..............................................47
         6A.4       Adverse Proceedings.......................................47
         6A.5       Termination of Existing Stockholders' Agreement...........47
         6A.6       Deliveries................................................48

ARTICLE VII         CONDITIONS PRECEDENT TO THE COMPANY'S
                    OBLIGATION TO CLOSE.......................................48
         7.1        Representations, Warranties and Covenants.................48
         7.2        HSRA Consents.............................................48
         7.3        Certificates..............................................48
         7.4        Adverse Proceedings.......................................48
         7.5        Equity Documents..........................................49

         7.6        Bank Waiver...............................................49
         7.7        Fairness Opinion..........................................49
         7.8        Deliveries................................................49

ARTICLE VIII        THE CLOSING...............................................49
         8.1        Documents to be Delivered by the Company..................49
         8.2        Documents to be Delivered by the Buyers...................50
         8.3        Documents to be Delivered by the Selling Stockholders.....50

ARTICLE IX          TAXES, FEES AND EXPENSES..................................51

ARTICLE X           SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                    COVENANTS.................................................51

ARTICLE XI          INDEMNIFICATION...........................................52
         11.1       Indemnification by .......................................52
         11.2       Indemnification Procedures................................54
         11.3       Claims Termination Date...................................55
         11.4       Exclusive Remedy..........................................55
         11.5       No Contribution...........................................56
         11.6       Form of Consideration.....................................56

ARTICLE XII         TERMINATION RIGHTS........................................56
         12.1       Termination...............................................56
         12.2       Liability.................................................57

ARTICLE XIII        OTHER PROVISIONS..........................................57
         13.1       Publicity.................................................57
         13.2       Compliance with HSRA......................................57
         13.3       Benefit and Assignment....................................57
         13.4       No Third-Party Beneficiaries..............................58
         13.5       Entire Agreement..........................................58
         13.6       Waiver....................................................58
         13.7       Headings..................................................58
         13.8       Severability..............................................58
         13.9       Arbitration...............................................58
         13.10      Choice of Law.............................................59
         13.11      Notices...................................................59
         13.12      Counterparts..............................................62
         13.13      Further Assurances........................................62
         13.14      Payments..................................................62

SCHEDULES

A                 Other Stockholders
4.3               Capital Stock
4.4               Status
4.5               No Conflicts
4.6               Governmental Approvals and Authorizations
4.8               Real Property
4.9               Title to Personal Property
4.10              Intellectual Property
4.11              Contracts
4.12              Personnel Information
4.13              Employee Benefit Plans
4.14              Litigation
4.15              Transaction with Affiliates
4.16              Financial Statements
4.17              Absence of Undisclosed Liabilities
4.18              Absence of Changes or Events
4.19              Insurance
4.20              Taxes
4.21              Environmental Matters
4.23              Investments
4.24              Pending Acquisitions
4.26              Bank Accounts
4.27              Access Lines
4.28              Tariffs
5.2(b)            Conduct of Business
5.9               Estoppel Certificates
5.10              Consummation of Pending Acquisitions
6.3               Third-Party Consents
11.1(b)           Indemnification

EXHIBITS

Exhibit A         THL Related Parties
Exhibit B         Founders' Shares
Exhibit C         Management Stockholder's Shares
Exhibit D         Kelso Shares
Exhibit E         THL Management Services Agreement
Exhibit F         Kelso Amended and Restated Financial Advisory Agreement
Exhibit G         Registration Rights Agreement

Exhibit H         Stockholders' Agreement
Exhibit I         Second Amended and Restated Certificate of Incorporation
Exhibit J         Certificate of Designation of Series D Preferred Stock
Exhibit K         Noncompetition Agreement

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of the 4th day of January, 2000, among MJD Communications, Inc., a Delaware corporation (the "COMPANY"), Thomas H. Lee Equity Fund IV, L.P., a Delaware limited partnership ("THL FUND IV") and certain parties related to THL Fund IV listed on EXHIBIT A hereto (the "THL RELATED PARTIES", and together with THL Fund IV "THL"), and Kelso Investment Associates V, a Delaware limited partnership ("KIA V"), and Kelso Equity Partners V, L.P., a Delaware limited partnership ("KEP V", and together with KIA V, "KELSO"), and the stockholders of the Company listed on EXHIBIT B hereto (the "FOUNDERS"), the stockholders of the Company listed on EXHIBIT C hereto (the "MANAGEMENT STOCKHOLDERS") and Carousel Capital Partners, L.P., a Delaware limited partnership ("CAROUSEL").


                                    RECITALS

                  WHEREAS, Carousel owns an aggregate of 697,788 shares (the "CAROUSEL COMMON SHARES") of the Company's Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"), and desires to exchange (the "CAROUSEL EXCHANGE") each such share of Class A Common Stock for one share of a series of preferred stock of the Company to be created in connection with the transactions contemplated hereby entitled "Series D Non-Voting Convertible Preferred Stock", par value $.01 per share (the "SERIES D PREFERRED STOCK") (collectively, the "CAROUSEL PREFERRED SHARES"), on the terms and conditions described in this Agreement;

                  WHEREAS, each of the Founders owns or, upon the exercise of the warrants set forth opposite such Founder's name on EXHIBIT B hereto at Closing, will own the number of shares of Class A Common Stock set forth opposite such Founder's name on EXHIBIT B hereto (collectively, the "FOUNDERS COMMON SHARES"), and each Founder desires to exchange (the "FOUNDERS EXCHANGE") each Founders Common Share held by such Founder for one share of Series D Preferred Stock (collectively, the "FOUNDERS PREFERRED SHARES"), on the terms and conditions described in this Agreement;

                  WHEREAS, each of the Management Stockholders owns or, upon the exercise of the warrants and/or options set forth opposite such Management Stockholder's name on EXHIBIT C hereto, will own the number of shares of Class A Common Stock set forth opposite such Management Stockholder's name on EXHIBIT C hereto (collectively, the "MANAGEMENT COMMON SHARES"), and each Management Stockholder desires to exchange (the "MANAGEMENT EXCHANGE") each Management Common Share held by such Management Stockholder for one share of Series D Preferred Stock (collectively, the "MANAGEMENT SHARES"), on the terms and conditions described in this Agreement;

                  WHEREAS, the Company desires to issue, and THL desires to acquire, an aggregate of 297,215 shares of Series D Preferred Stock (the "THL PREFERRED SHARES") in the amounts set forth on EXHIBIT A hereto and on the terms and conditions and for the consideration described in this Agreement;

                  WHEREAS, the Company desires to issue, and Kelso desires to acquire, an aggregate of 54,653 shares of Series D Preferred Stock (the "KELSO PREFERRED SHARES") in the amounts set forth on EXHIBIT D hereto and on the terms and conditions and for the consideration described in this Agreement;

                  WHEREAS, the Company desires to issue, and Kelso desires to acquire, an aggregate of up to 212,183, but not less than 193,127 shares of a class of common stock of the Company (the "KELSO PURCHASED CLASS B SHARES") to be created in connection with the transactions contemplated hereby entitled "Class B Non-Voting Common Stock", par value $.01 per share (the "CLASS B COMMON STOCK"), in the amounts set forth on EXHIBIT D hereto and on the terms and conditions and for the consideration described in this Agreement;

                  WHEREAS, Kelso desires to assign an aggregate of 54,653 shares of the Series D Preferred Stock it acquires from the Company pursuant to the terms of this Agreement to the Founders (the "FOUNDERS ASSIGNED SHARES");

                  WHEREAS, Carousel desires to sell, and THL desires to acquire, all of the Carousel Preferred Shares in the amounts set forth on EXHIBIT A hereto on the terms and conditions and for the consideration described in this Agreement;

                  WHEREAS, the Founders desire to sell, and THL desires to acquire, the Founders Preferred Shares and the Founders Assigned Shares, and the Management Stockholders desire to sell, and THL desires to acquire, the Management Shares (together with the THL Preferred Shares, the Carousel Preferred Shares, the Founders Assigned Shares, the Founders Preferred Shares and the Management Shares, the "THL SHARES"), in the amounts set forth on EXHIBIT A hereto and on the terms and conditions and for the consideration described in this Agreement; and

                  WHEREAS, Kelso desires to exchange 415,000 shares of Class A Common Stock owned by it (the "KELSO CLASS A SHARES") for 415,000 shares of Class B Common Stock (the "KELSO EXCHANGED CLASS B SHARES", and together with the Kelso Purchased Class B Shares, the "KELSO SHARES") on the terms and conditions and for the consideration described in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto intending legally to be bound agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms when used herein have the meanings assigned to them below. The singular shall include the plural, and the masculine shall include the feminine and neuter, as the context requires. "Includes" or "is including" shall mean "including, but not limited to".

                  1.1 "Affiliate" means a Person that (I) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified or (II) is a member of the immediate family of the Person specified.

                  1.2 "Agreement" means this Stock Purchase Agreement, including the Exhibits and Schedules hereto.

                  1.3 "Applicable Law" means all applicable provisions of all
(I) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (II) Governmental Approvals and (III) orders, decisions, rulings, injunctions, judgments, awards and decrees or consents of or agreements with any Governmental Authority.

                  1.4 "Business Day," whether or not initially capitalized, means every day of the week excluding Saturdays, Sundays and federal holidays.

                  1.5 "Buyers" means THL and Kelso, collectively.

                  1.6 "Buyers Indemnitees" has the meaning set forth in Section 11.1(a) hereof.

                  1.7 "Carousel" has the meaning set forth in the preamble to this Agreement.

                  1.8 "Carousel Common Shares" has the meaning set forth in the preamble to this Agreement.

                  1.9 "Carousel Exchange" has the meaning set forth in the preamble to this Agreement.

                  1.10 "Carousel Preferred Shares" has the meaning set forth in the preamble to this Agreement.

                  1.11 "Carousel Preferred Shares Purchase Price" has the meaning set forth in Section 2.3(a) of this Agreement.

                  1.12 "Claims Termination Date" means the date which is nine
(9) months after the Closing Date.

                  1.13 "Class A Common Stock" means the Company's Class A common stock, par value $.01 per share.

                  1.14 "Class B Common Stock" has the meaning set forth in the preamble to this Agreement.

                  1.15 "Closing" has the meaning set forth in Section 2.4 hereof.

                  1.16 "Closing Date" means the date on which the Closing occurs.

                  1.17 "Code" means the Internal Revenue Code of 1986, as amended, together with all regulations and rulings issued thereunder by any Governmental Authority.

                  1.18 "Collective Bargaining Agreements" means the collective bargaining and other labor agreements set forth on SCHEDULE 4.12 PART(B) hereto.

                  1.19 "Company" has the meaning set forth in the preamble to this Agreement.

                  1.20 "Computer Programs" means all computer software, firmware, programs and source disks, program documentation, tapes, manuals, forms, guides and other materials with respect thereto.

                  1.21 "Contracts" means (I) all contracts, agreements, commitments and orders for the sale, purchase or barter of materials, supplies, goods or services or any combination of the foregoing, relating to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party (A) not entered into in the ordinary course of business or
(B) pursuant to which the Company or any Subsidiary is required to pay more than $100,000 annually, or by (C) which the Company or any Subsidiary receives more than $100,000 annually, (II) all leases for the use of personal property in connection with the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party (A) not entered into in the ordinary course of business or (B) pursuant to which the Company or any Subsidiary is required to pay more than $100,000 annually, (III) all franchise or similar agreements relating to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (IV) all Real Property Leases (A) not entered into in the ordinary course of business or (B) pursuant to which the Company or any Subsidiary is required to pay more than $100,000 annually, (V) all loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, notes, guarantees or other instruments relating to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (VI) all partnership, joint venture or other arrangements involving a sharing of profits or expenses relating to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, (VII) all contracts, agreements or other arrangements to which the Company or any Subsidiary is a party with any holder of any capital stock or other equity interest of the Company or any such Subsidiary (other than the Company or another Subsidiary), (VIII) all employment, consulting and severance contracts, agreements or other arrangements to which the Company or any Subsidiary is a party, (IX) all leases, easements, rights of way, pole attachment agreements, license agreements for joint use of poles, and other property rights to such earth stations, utility poles, real property, fixtures and other similar items which pertain to the assets or business of the Company or any Subsidiary (A) not entered into in the ordinary course of business or (B) pursuant to which the Company or any Subsidiary is required to pay more than $100,000 annually and (X) all other written or oral contracts and agreements of whatever nature which pertain to the assets or business of the Company or any Subsidiary or to which the Company or any Subsidiary is a party, including, but not limited to, those contracts and agreements set forth on SCHEDULES 4.8, 4.11 AND 4.12 hereto (A) not entered into in the ordinary course of business or (B) pursuant to which the Company or any subsidiary is required to pay more than $100,000 annually. Notwithstanding the foregoing, the term "Contract" shall not include any purchase order, related group of purchase orders or contracts entered into in the ordinary course of business which provide for payment of less than $100,000 in the aggregate.

                  1.22 "Credit Agreement" means the Credit Agreement dated March 30, 1998, as amended, among the Company, the lenders party thereto and Bankers Trust Company, as Administrative Agent.

                  1.23 "Environmental Laws" means all applicable local, state and federal statutes and regulations, all applicable judicial and administrative orders and determinations and all common law relating to pollution, the protection of human health from injury by environmental pollutants, and worker health and safety.

                  1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the regulations and rulings issued thereunder by any Governmental Authority.

                  1.25 "Executive Officers" means the Chairman, the Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Vice Presidents and the Treasurer of the Company and each Subsidiary.

                  1.26 "Existing Stockholders' Agreement" has the meaning set forth in Section 3A.5 of this Agreement.

                  1.27 "Financial Statements" means (I) the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1998 and the related statements of operations and cash flows for the fiscal year then ended, audited by KPMG Peat Marwick L.L.P. and (II) the unaudited consolidated balance sheets of the Company and its subsidiaries as of March 31, 1999, June 30, 1999 and September 30, 1999 and the related statements of operations for the fiscal quarters then ended.

                  1.28 "Founders" has the meaning set forth in the preamble to this Agreement.

                  1.29 "Founders Assigned Shares" has the meaning set forth in the preamble to this Agreement.

                  1.30 "Founders Assigned Shares Purchase Price" has the meaning set forth in Section 2.3(b) of this Agreement.

                  1.31 "Founders Common Shares" has the meaning set forth in the preamble to this Agreement.

                  1.32 "Founders Exchange" has the meaning set forth in the preamble to this Agreement.

                  1.33 "Founders Preferred Shares" has the meaning set forth in the preamble to this Agreement.

                  1.34 "Founders Preferred Shares Purchase Price" has the meaning set forth in Section 2.3(d) of this Agreement.

                  1.35 "GAAP" means United States generally accepted accounting principles consistently applied.

                  1.36 "Government Approvals" has the meaning set forth in
Section 4.6 hereof.

                  1.37 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, but not limited to, any government authority, agency, board, commission, court, department or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator of competent jurisdiction, and any self-regulatory organization.

                  1.38 "Hazardous Substance" means petroleum, any asbestos-containing material and any and all hazardous or toxic substances, materials or wastes as defined or listed under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes or under any other Environmental Law.

                  1.39 "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations adopted thereunder.

                  1.40 "Indebtedness" means with respect to the Company or any Subsidiary (I) all indebtedness of the Company or such Subsidiary for money borrowed (including the current portion of any long-term indebtedness) or for the deferred purchase price of property, (II) any other indebtedness of the Company or such Subsidiary which is evidenced by a note, bond, debenture or similar instrument, (III) all interest, fees, premiums and other charges or amounts payable of any kind with respect to any indebtedness referred to in clauses (i) and (ii) above, (IV) all guarantees and arrangements of the Company or such Subsidiary guaranteeing or intending to guarantee any indebtedness of any other Person and (V) all obligations of the Company or such Subsidiary under any lease of property, real or personal, the obligations in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  1.41 "Indemnification Limitation" has the meaning set forth in
Section 11.1(b)(i).

                  1.42 "Indemnified Party" has the meaning set forth in Section 11.2(a) hereof.

                  1.43 "Intellectual Property" means United States (federal and state) trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential business and technical information, Computer Programs, data and documentation, and all similar intangible property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses or permits to use any of the foregoing.

                  1.44 "Intellectual Property Assets" has the meaning set forth in Section 4.10 hereof.

                  1.45 "Investor Management Services Agreements" means (i) the Management Services Agreement, dated as of the Closing Date, between the Company and THL Equity Advisors, substantially in the form of EXHIBIT E hereto, and (ii) the Amended and Restated Financial Advisory Agreement, dated as of the Closing Date, between the Company and Kelso & Company, L.P., substantially in the form of EXHIBIT F hereto.

                  1.46 "Kelso" has the meaning set forth in the preamble to this Agreement.

                  1.47 "Kelso Class A Shares" has the meaning set forth in the preamble to this Agreement.

                  1.48 "Kelso Exchanged Class B Shares" has the meaning set forth in the preamble to this Agreement.

                  1.49 "Kelso Preferred Shares" has the meaning set forth in the preamble to this Agreement.

                  1.50 "Kelso Preferred Shares Purchase Price" has the meaning set forth in Section 2.2(b) of his Agreement.

                  1.51 "Kelso Purchased Class B Shares" has the meaning set forth in the preamble to this Agreement.

                  1.52 "Kelso Purchased Class B Shares Purchase Price" has the meaning set forth in Section 2.2(c) of this Agreement.

                  1.53 "Kelso Shares" has the meaning set forth in the preamble to this Agreement.

                  1.54 "KEP V" has the meaning set forth in the preamble to this Agreement.

                  1.55 "KIA V" has the meaning set forth in the preamble to this Agreement.

                  1.56 "Knowledge of the Company" means the actual knowledge of the Executive Officers.

                  1.57 "Leach" has the meaning set forth in the preamble to this Agreement.

                  1.58 "Liens" means all debts, liens, security interests, mortgages, pledges, judgments, trusts, adverse claims, liabilities, encumbrances and other impairments of title, other than, in the case of Sections 4.5, 4.9,
4.10 and 5.2(b)(v) hereof only, any Permitted Encumbrance.

                  1.59 "Losses" has the meaning set forth in Section 11.1 hereof.

                  1.60 "Management Common Shares" has the meaning set forth in the preamble to this Agreement.

                  1.61 "Management Exchange" has the meaning set forth in the preamble to this Agreement.

                  1.62 "Management Shares" has the meaning set forth in the preamble to this Agreement.

                  1.63 "Management Shares Purchase Price" has the meaning set forth in Section 2.3(c) of this Agreement.

                  1.64 "Management Stockholders" has the meaning set forth in the preamble to this Agreement.

                  1.65 "Material Adverse Effect" means (I) a material adverse effect on the business, assets, properties, liabilities, revenues, costs and expenses, income before provision for income taxes, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, (II) any material impairment (x) to the value of the Company or any of its Subsidiaries or to the equity securities of the Company, (y) to the rights of any Buyer under this Agreement or the other agreements that will be executed and delivered in connection with the transactions contemplated hereby, or (z) any Buyer's ability to fully exercise or enforce its rights under this Agreement and the other agreements that will be executed and delivered in connection with the transactions contemplated hereby, including without limitation, its Board representation and other rights under the Stockholders' Agreement or of the ability of any party hereto to consummate the transactions contemplated by this Agreement or (iii) material to any Buyer's ability to own (or the Company's ability to issue) the Series D Preferred Stock or Class B Common Stock hereunder or the Class A Common Stock (including those shares issuable upon conversion of the Series D Preferred Stock or Class B Common Stock). In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

                  1.66 "Multiemployer Plan" has the meaning set forth in Section
4.13 hereof.

                  1.67 "Owned Real Property" means all real property and interests in real property owned by the Company or any Subsidiary, together with all structures, facilities, improvements, fixtures, equipment and items of property located thereon or attached or appurtenant thereto, and all easements and other appurtenances for the benefit thereof.

                  1.68 "Permitted Encumbrances" means (I) liens for Taxes, assessments, water and sewer charges, license fees, and all other fees, special assessments and charges assessed or imposed by a public body upon the Company's or any Subsidiary's assets or any part thereof or the operation thereof, provided such fees, assessments or Taxes are not yet due and payable (or such Taxes are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP), (II) Liens on the Company's or any Subsidiary's assets or properties pursuant to the terms of any Indebtedness and (III) other encumbrances which do not materially impair or adversely affect the use for which the asset or business in question is currently utilized or the value of such asset or business.

                  1.69 "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

                  1.70 "Plan" has the meaning set forth in Section 4.13 hereof.

                  1.71 "Real Property Lease" means any lease, sublease, license or occupancy agreement, including any amendments thereto, pursuant to which the Company or any Subsidiary is the lessee, sublessee, licensee or occupant of real property, together with all easements and other appurtenances for the benefit thereof.

                  1.72 "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company, THL Fund IV, KIA V, KEP V, and the other stockholders of the Company party thereto, substantially in the form of EXHIBIT G hereto.

                  1.73 "Securities Act" means the Securities Act of 1933, as amended.

                  1.74 "Selling Stockholders" means the Founders, the Management Stockholders and Carousel, collectively.

                  1.75 "Series D Preferred Stock" means the Company's Series D NonVoting Convertible Preferred Stock, par value $.01 per share.

                  1.76 "Stockholders" shall mean Kelso, the Selling Stockholders and the parties listed on SCHEDULE A hereto.

                  1.77 "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Closing Date, among the Company, THL Fund IV, the THL Related Parties, KIA V, KEP V, the Founders, Daniel G. Bergstein, and the other stockholders of the Company party thereto, substantially in the form of EXHIBIT H hereto.

                  1.78 "Subsidiary" means each corporation, partnership, limited liability company or other entity of which the Company owns, directly or indirectly, at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other person performing similar functions of such corporation, partnership, limited liability company or other entity.

                  1.79 "Tax" means any federal, state or local income, alternative, minimum, accumulated earnings, personal holding company, franchise, unincorporated business, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employer, old age, employment, payroll, social security, FICA, survivors and disability insurance, hospital insurance, medicare, unemployment, workers' compensation, withholding, estimated or similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

                  1.80 "THL" has the meaning set forth in the preamble to this Agreement.

                  1.81 "THL Equity Advisors" means THL Equity Advisors IV, LLC, a Massachusetts limited liability company.

                  1.82 "THL Fund IV" has the meaning set forth in the preamble to this Agreement.

                  1.83 "THL Preferred Shares" has the meaning set forth in the preamble to this Agreement.

                  1.84 "THL Preferred Shares Purchase Price" has the meaning set forth in Section 2.2(a) of this Agreement.

                  1.85 "THL Related Parties" has the meaning set forth in the preamble to this Agreement.

                  1.86 "THL Representative" has the meaning set forth in Section
3.7 of this Agreement.

                  1.87 "THL Shares" has the meaning set forth in the preamble to this Agreement.

                                   ARTICLE II

                          ACQUISITION OF CAPITAL STOCK

                  2.1 SERIES D PREFERRED STOCK EXCHANGE TRANSACTIONS. Subject to the terms and conditions hereof, at the Closing:

                  (a) the Company shall issue to Carousel, in exchange for the Carousel Common Shares, the Carousel Preferred Shares;

                  (b) the Company shall issue to each of the Founders, in exchange for the number of Founders Common Shares set forth opposite such Founder's name on EXHIBIT B hereto, the number of Founders Preferred Shares opposite such Founder's name on EXHIBIT B hereto; and

                  (c) the Company shall issue to each of the Management Stockholders, in exchange for the number of Management Common Shares set forth opposite such Management Stockholder's name on EXHIBIT C hereto, the number of Management Shares opposite such Management Stockholder's name on EXHIBIT C hereto.

                  2.2 ISSUANCE OF CAPITAL STOCK BY THE COMPANY. Subject to the terms and conditions hereof, at the Closing:

                  (a) the Company shall issue all of the THL Preferred Shares to THL and THL shall acquire all of the THL Preferred Shares from the Company at a purchase price of $262.33 per share for an aggregate purchase price of $77,968,411 (the "THL PREFERRED SHARES PURCHASE PRICE"), payable in cash at the Closing in the respective amounts set forth on EXHIBIT A hereto and in the manner set forth in Section 2.4 hereof;

                  (b) the Company shall issue all of the Kelso Preferred Shares to Kelso and Kelso shall acquire all of the Kelso Preferred Shares from the Company at a purchase price of $262.33 per share for an aggregate purchase price of $14,337,121 (the "KELSO PREFERRED SHARES PURCHASE PRICE"), payable in cash at the Closing in the respective amounts set forth on EXHIBIT D hereto and in the manner set forth in Section 2.4 hereof;

                  (c) the Company shall issue all of the Kelso Purchased Class B Shares to Kelso and Kelso shall acquire all of the Kelso Purchased Class B Shares from the Company at a purchase price of $262.33 per share for an aggregate purchase price to be determined at Closing based on the number of shares of Class B Common Stock to be purchased by Kelso at Closing as provided in the notice described in Section 5.14 hereof (the "KELSO PURCHASED CLASS B SHARES PURCHASE PRICE"), payable in cash at the Closing in the respective amounts set forth on EXHIBIT D hereto and in the manner set forth in Section 2.4 hereof; and

                  (d) Kelso shall assign all of its right, title and interest in and to the Founders Assigned Shares to the Founders.

                  2.3 ACQUISITION OF SERIES D PREFERRED STOCK BY THL; EXCHANGE OF CLASS B COMMON STOCK. Subject to the terms and conditions hereof, at the
Closing:

                  (a) Carousel shall sell all of the Carousel Preferred Shares to THL and THL shall buy all of the Carousel Preferred Shares from Carousel at a purchase price of $262.33 per share for an aggregate purchase price of $183,050,726 (the "CAROUSEL PREFERRED SHARES PURCHASE PRICE"), payable in cash at the Closing in the respective amounts set forth on EXHIBIT A hereto and in the manner set forth in Section 2.4 hereof;

                  (b) the Founders shall sell all of the Founders Assigned Shares to THL and THL shall buy all of the Founders Assigned Shares from the Founders at a purchase price of $262.33 per share for an aggregate purchase price of $14,337,121 (the "FOUNDERS ASSIGNED SHARES PURCHASE PRICE"), payable in cash at the Closing in the respective amounts set forth on EXHIBIT B hereto and in the manner set forth in
         Section 2.4 hereof;

                  (c) the Management Stockholders shall sell all of the Management Shares to THL and THL shall buy all of the Management Shares from the Management Stockholders at a purchase price of $262.33 per share for an aggregate purchase price of $6,588,680 (the "Management Shares Purchase Price"), payable in cash at the Closing in the respective amounts set forth on EXHIBIT C hereto and in the manner set forth in Section 2.4 hereof;

                  (d) the Founders shall sell all of the Founders Preferred Shares to THL and THL shall buy all of the Founders Preferred Shares from the Founders at a purchase price of $262.33 per share for an aggregate purchase price of $30,557,772 (the "FOUNDERS PREFERRED SHARES PURCHASE PRICE"), payable in cash at the Closing in the respective amounts set forth on EXHIBIT B hereto and in the manner set forth in
         Section 2.4 hereof; and

                  (e) the Company shall issue to Kelso, in exchange for the number of Kelso Class A Shares set forth on EXHIBIT D hereto, the number of Kelso Exchanged Class B Shares set forth on EXHIBIT D hereto.

                  THL Fund IV agrees that if any THL Related Party fails to purchase any shares of capital stock to be purchased by it at Closing, THL Fund IV shall be obligated to purchase any such shares, provided that any or all of such shares may actually be purchased by one or more other THL Related Parties.

                  2.4 CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 at 10:00 a.m. on the next Business Day that is five days after the condition set forth in Section 6.3 hereof has been satisfied (or waived by the Buyers), or on such other date as the parties may agree to in writing. At the Closing:

                  (a) the Company shall deliver to (i) Carousel, free and clear of any Liens, stock certificates representing the Carousel Preferred Shares, (ii) the Founders, free and clear of any Liens, stock certificates representing the Founders Preferred Shares, (iii) THL, free and clear of any Liens, stock certificates representing the THL Preferred Shares, (iv) Kelso, free and clear of any Liens, stock certificates representing the Kelso Preferred Shares, the Kelso Purchased Class B Shares and the Kelso Exchanged Class B Shares and (v) the Management Stockholders, free and clear of any Liens, stock certificates representing the Management Shares;

                  (b) the Founders shall deliver to (i) the Company, free and clear of any Liens, stock certificates representing the Founders Common Shares and (ii) THL, free and clear of any Liens, stock certificates representing the Founders Assigned Shares and the Founders Preferred Shares, in each case, duly endorsed in blank or with separate executed stock transfer powers attached;

                  (c) the Management Stockholders shall deliver to (i) the Company, free and clear of any Liens, stock certificates representing the Management Common Shares and (ii) THL, free and clear of any liens, stock certificates representing the Management Shares in each case, duly endorsed in blank or with separate executed stock transfer powers attached;

                  (d) Carousel shall deliver to (i) the Company, free and clear of any Liens, stock certificates representing the Carousel Common Shares and (ii) THL, free and clear of any Liens, stock certificates representing the Carousel Preferred Shares, in each case duly endorsed in blank, or with separate executed stock transfer powers attached;

                  (e) THL shall pay (i) the THL Preferred Shares Purchase Price to the Company for the THL Preferred Shares so delivered by the Company, (ii) the Carousel Preferred Shares Purchase Price to Carousel, for the Carousel Preferred Shares so delivered by Carousel, (iii) the Founders Assigned Shares Purchase Price to the Founders for the Founders Assigned Shares so delivered by the Founders, (iv) the Founders Preferred Shares Purchase Price for the Founders Preferred Shares so delivered by the Founders and (v) the Management Shares Purchase Price to the Management Stockholders, for the Management Shares so delivered by the Management Stockholders, in each case by wire transfer of immediately available funds to an account designated in writing by the recipient of such funds at least two business days prior to the Closing Date; and

                  (f) Kelso shall (i) deliver to the Company, free and clear of any Liens, stock certificates representing the Kelso Class A Shares duly endorsed in blank or with separate executed stock transfer powers attached and (ii) pay the Kelso Preferred Shares Purchase Price and the Kelso Purchased Class B Shares Purchase Price to the Company for the Kelso Preferred Shares and the Kelso Purchased Class B Shares so delivered by the Company, by wire transfer of immediately available funds to the account of the Company designated in writing at least two business days prior to the Closing Date.

                  2.5 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to (i) Carousel that, upon the Carousel Exchange, the Carousel Preferred Shares shall be validly issued, fully paid and non-assessable, (ii) the Founders that, upon the Founders Exchange, the Founders Preferred Shares shall be validly issued, fully paid and non-assessable and
(iii) the Management Stockholders, upon the Management Exchange, the Management Shares shall be validly issued, fully paid and non-assessable.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

                  Each of the Buyers severally as to itself represents and warrants to the Company as follows:

                  3.1 STATUS. To the extent a Buyer is not an individual, such Buyer has been duly incorporated, organized or formed, is validly existing and is in good standing under the laws of the state of its incorporation, organization or formation.

                  3.2 AUTHORIZATION AND BINDING OBLIGATION. To the extent a Buyer is not an individual, such Buyer has all necessary corporate, partnership or trust power and authority to enter into and perform its obligations under this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby. Each Buyer that is an individual has the full power and authority to enter into and perform his or her obligations under this Agreement and the Stockholders' Agreement and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement by each Buyer that is not an individual has been duly and validly authorized by all necessary corporate, partnership or trust action on its part and this Agreement has been duly executed and delivered by such Buyer. This Agreement constitutes, and once executed by such Buyer the Stockholders' Agreement and the Registration Rights Agreement will constitute, the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  3.3 NO CONFLICTS, ETC. The execution, delivery and performance by such Buyer of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on any of the properties or assets of such Buyer under (A) any Applicable Law, (B) with respect to any Buyer that is not an individual, any provision of the certificate of incorporation, certificate of limited partnership, bylaws, agreement of limited partnership or trust agreement of such Buyer, or (C) any contract, agreement or other instrument to which such Buyer is a party or by which its properties or assets may be bound, except, in the case of clause (c), for violations, breaches and defaults that, individually and in the aggregate, would not cause a Material Adverse Effect.

                  3.4 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of such Buyer or any of its Affiliates in such manner as to, and the transactions contemplated hereby will not otherwise, give rise to any valid claim against the Company, any Subsidiary or any Selling Stockholder for any brokerage or finder's commission, fee or similar compensation, except as otherwise provided in this Agreement and the agreements contemplated hereby.

                  3.5 ACQUISITION FOR INVESTMENT. Except with respect to the Kelso Preferred Shares to be transferred to the Founders, as to which no representation or warranty is made, such Buyer is acquiring such shares of capital stock of the Company as provided in this Agreement solely for investment, with no present intention to resell such shares in violation of applicable securities laws. Such Buyer hereby acknowledges that such shares (and any shares of Class A Common Stock issuable upon conversion of the Series D Preferred Stock and the Class B Common Stock) have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption therefrom under such Act.

                  3.6 INVESTMENT SUITABILITY; ACCREDITED INVESTOR. Such Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of capital stock of the Company such Buyer is acquiring pursuant to this Agreement, and such Buyer is capable of bearing the economic risks of such investment, including a complete loss of its investment in such shares. Such Buyer is an "accredited investor" within the meaning of Regulation D of the Securities Act.

                  3.7 STOCKHOLDER REPRESENTATIVE. To facilitate the consummation of the transactions contemplated by this Agreement before, at and after the Closing, each THL Related Party (and their successors and assigns) hereby irrevocably consents to the appointment of, and does hereby appoint and empower, THL Equity Advisors (and THL Equity Advisors does hereby accept such appointment) as the sole and exclusive representative (the "THL REPRESENTATIVE") of the THL Related Parties (and their successors and assigns) to make all decisions and determinations on behalf of them (and their successors and assigns) that the THL Representative may deem necessary or appropriate to accomplish the intent, and implement the provisions, of this Agreement. All decisions of the THL Representative shall be final and binding on all of the THL Related Parties (and their successors and assigns). The parties to this Agreement other than THL (and their successors and assigns) shall be entitled to rely upon, without independent investigation, any decision of the THL Representative and shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon.


                                  ARTICLE IIIA

           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

         Each Selling Stockholder severally as to itself only and not as to any other Selling Stockholder represents and warrants in Sections 3A.1 through 3A.4 and the applicable subsection of Section 3A.5 to the Buyers and the Company as follows:

                  3A.1 STATUS. To the extent a Selling Stockholder is not an individual, such Selling Stockholder has been duly incorporated, organized or formed, is validly existing and is in good standing under the laws of the state of its incorporation, organization or formation.

                  3A.2 AUTHORIZATION AND BINDING OBLIGATION. To the extent a Selling Stockholder is not an individual, such Selling Stockholder has all necessary corporate or partnership power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby. Each Selling Stockholder that is an individual has the full power and authority to enter into and perform his or her obligations under this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each Selling Stockholder that is not an individual has been duly and validly authorized by all necessary corporate or partnership action on its part and this Agreement has been duly executed and delivered by such Selling Stockholder. This Agreement constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  3A.3 NO CONFLICTS, ETC. The execution, delivery and performance by such Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby, do not and will not conflict with, contravene, or result in a violation or breach of or default (with or without the giving of notice or the lapse of time, or both), under (A) any Applicable Law (except that such Selling Stockholder makes no representation or warranty as to whether such Selling Stockholder will be required to comply with the requirements of the HSRA prior to the Closing Date), (B) with respect to any Selling Stockholder that is not an individual, any provision of the certificate of incorporation, certificate of limited partnership, bylaws or agreement of limited partnership, as applicable, of such Selling Stockholder, or (C) any contract, agreement or other instrument to which such Selling Stockholder is a party or by which its properties or assets may be bound, except, in the case of clause (c), with respect to the provisions of the Existing Stockholders' Agreement or for violations, breaches and defaults that, individually and in the aggregate, would not prevent or restrict (i) the ability of such Selling Stockholder to sell its shares of capital stock pursuant to this Agreement or
(ii) the right of the Buyers to purchase and own such shares.

                  3A.4 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of such Selling Stockholder or any of its Affiliates in such manner as to, and the transactions contemplated hereby will not otherwise, give rise to any valid claim against the Company, any Subsidiary or any Buyer for any brokerage or finder's commission, fee or similar compensation, except as otherwise provided in this Agreement and the agreements contemplated hereby and except for the fee due to First Union Securities, Inc.

                  3A.5 TITLE TO CAPITAL STOCK. (a) Carousel has good and valid title to the Carousel Common Shares, free and clear of all Liens, other than any Liens created by the provisions of the Stockholders' Agreement dated as of July 31, 1997, as amended, by and among the Company, Kelso, Carousel and the other parties thereto (the "EXISTING STOCKHOLDERS' AGREEMENT"). Upon delivery to the Company of stock certificates representing the Carousel Common Shares duly endorsed for transfer, the Company will have acquired good and valid title to the Carousel Common Shares, free and clear of all Liens, other than any Liens created pursuant to the Existing Stockholders' Agreement or the Stockholders' Agreement or Liens created by the Company. Immediately prior to the sale of the Carousel Preferred Shares to THL at the Closing, Carousel will have good and valid title to the Carousel Preferred Shares, free and clear of all Liens, other than any Liens created pursuant to the Existing Stockholders' Agreement or the Stockholders' Agreement or Liens created by the Company.

                  (b) Each Founder has good and valid title to the Founders Common Shares held by such Founder, free and clear of all Liens, other than any Liens created by the provisions of the Existing Stockholders' Agreement. Upon the Founders Exchange at the Closing duly endorsed for transfer, the Company will have acquired good and valid title to the Founders Common Shares held by such Founder, free and clear of all Liens. Upon the Founders Exchange at the Closing, each Founder will have good and valid title to the Founder's Preferred Shares set forth opposite such Founder's name on EXHIBIT B hereto, free and clear of all Liens.

                  (c) Each Management Stockholder has good and valid title to the Management Common Shares held by such Management Stockholder, free and clear of all Liens, other than any Liens created by the provisions of the Existing Stockholders' Agreement. Upon the Management Exchange at the Closing, the Company will have acquired good and valid title to the Management Shares held by such Management Stockholder, free and clear of all Liens. Upon the Management Exchange at the Closing as provided in this Agreement, each Management Stockholder will have good and valid title to the Management Shares set forth opposite such Management Stockholder's name on EXHIBIT C hereto, free and clear of all Liens.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each of the Buyers as follows:

                  4.1 AUTHORIZATION AND BINDING OBLIGATION. Subject to the receipt of the requisite approval of the Company's stockholders of the Amended and Restated Certificate of Incorporation and the Certificate of Designation of Series D Preferred Stock described in Section 6.13, the Company has all necessary corporate power and authority to enter into and perform its obligations under this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the Investor Management Services Agreements and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the Investor Management Services Agreements by the Company has been duly and validly authorized by all necessary corporate action on its part and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and once executed by the Company, the Stockholders' Agreement, the Registration Rights Agreement and the Investor Management Services Agreements will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

                  4.2 TITLE TO SHARES. Upon the delivery of and payment for the Kelso Shares and the THL Preferred Shares at the Closing as provided for in this Agreement, each of the Buyers will acquire good and valid title to all such shares of capital stock being sold to it by the Company, free and clear of all Liens, other than any Liens created by the provisions of the Stockholders' Agreement or by such Buyer, and all such shares of capital stock being acquired by the Buyers will be duly authorized, validly issued, fully paid and nonassessible. On or prior to the Closing, the Company shall have duly reserved for issuance a sufficient number of shares of Class A Common Stock for the full conversion of the Series D Preferred Stock and the Class B Common Stock issued and sold pursuant to this Agreement. The shares of Class A Common Stock issuable upon conversion of the Series D Preferred Stock and the Class B Common Stock will be duly authorized, validly issued, fully paid and nonassessable. Upon consummation of the Carousel Exchange, Carousel will acquire good and valid title to the Carousel Preferred Shares, free and clear of all Liens, other than Liens created pursuant to the provisions of the Existing Stockholders' Agreement or by Carousel.

                  4.3 CAPITAL STOCK. Immediately prior to the Closing, the authorized capital stock of the Company will consist of 3,000,000 shares of Common Stock, of which 1,810,147 shares will be issued and outstanding and owned of record by the Persons indicated on SCHEDULE 4.3 hereto, and 300,000 shares of Preferred Stock, par value $.01 per share, of which no shares will be issued and outstanding. Immediately following the Closing and after giving effect to the transactions contemplated by this Agreement and assuming that Kelso will purchase 212,183 shares of the Kelso Purchased Class B Shares at Closing, the authorized capital stock of the Company will consist of (i) 60,000,000 shares of Class A Common Stock, of which 571,117 shares will be issued and outstanding on a fully-diluted basis and owned of record by the Persons indicated on SCHEDULE 4.3 hereto, (ii) 50,000,000 shares of Class B Common Stock, 627,183 of which shares will be issued and outstanding and owned of record by Kelso, which if converted into shares of Class A Common
Stock at such time (assuming all shares of Series D Preferred Stock were converted into Class A Common Stock simultaneously), would represent 26.2% of the issued and outstanding Class A Common Stock (or 22.8% on a fully diluted basis), (iii) 4,600,000 shares of Class C Common Stock, of which, except as provided in the immediately following sentence, none will be issued and outstanding, and (iv) 30,000,000 shares of Preferred Stock, par value $.01 per share, of which 1,191,258 shares of Series D Preferred Stock will be issued and outstanding. To the extent any shares of Class C Common Stock are to be issued at Closing in connection with the transaction contemplated by
Section 6.20, the Company will deliver to the Buyers a revised SCHEDULE 4.3 to reflect the issuance of such shares not later than the third business day prior to the Closing Date. THL will own 1,191,258 shares of Series D
Preferred Stock, which if converted into shares of Class A Common Stock at such time (assuming all shares of Class B Common Stock were converted into Class A Common Stock simultaneously), would represent 49.8% of the issued and outstanding Class A Common Stock (or 43.3% on a fully diluted basis).
SCHEDULE 4.3 hereto also lists (A) the authorized capital stock of each Subsidiary and (B) all of the issued and outstanding capital stock and other equity interests (including, without limitation, options, stock appreciation rights, warrants and clawback shares) of the Company and the Subsidiaries, together with the name and address of each holder thereof, the amount owned by such holder and a designation indicating whether such capital stock or other equity interests will be redeemed or otherwise canceled pursuant to the transactions contemplated by this Agreement. All issued and outstanding capital stock and other equity interests of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are, and from the date hereof through the Closing Date will be, owned beneficially and of record by the Persons indicated on SCHEDULE 4.3 hereto, free and clear of all Liens or restrictions on the ability of such Persons to vote such securities, if applicable, or to transfer such securities, except as set forth on SCHEDULE 4.3 hereto. There are no preemptive or similar rights on the part of any holders of capital stock or other equity interests of the Company or any Subsidiary, except as set forth on SCHEDULE 4.3 hereto. Except as set forth in SCHEDULE 4.3 hereto, no subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or any Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of the Company or any Subsidiary, or securities convertible into or exchangeable for any capital stock or other equity interest of the Company or any Subsidiary, are outstanding, and no authorization therefor has been given. Except as set forth in SCHEDULE 4.3 hereto, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any of its outstanding capital stock or other equity interests. Except as set forth in
SCHEDULE 4.3 hereto, no holder of any outstanding capital stock or other equity interest of the Company or any Subsidiary has the right to cause the Company or such Subsidiary to repurchase or redeem such capital stock or other equity interest.

                  4.4 STATUS. (a) SCHEDULE 4.4 PART(A) hereto lists each Subsidiary of the Company. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective state of formation or incorporation, as the case may be, which state is set forth on SCHEDULE 4.4 PART(A) hereto, and has full partnership or corporate power and authority, as the case may be, to conduct its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated. The Company was incorporated under the laws of the State of Delaware on February 25, 1991.

                  (b) Each of the Company and the Subsidiaries is duly qualified or licensed to do business and is in good standing in each of the jurisdictions specified in SCHEDULE 4.4 PART(B), which includes each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary.

                  (c) True and complete copies of the articles of incorporation, by-laws and other organizational documents of the Company and each Subsidiary, as amended to and including the date hereof, have been delivered to the Buyers. Neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation, by-laws or other organizational documents. The stock books and stock transfer records of the Company and each Subsidiary, true and complete copies of which have been made available to the Buyers, contain true and complete records of all issuances and transfers of capital stock and other equity interests of the Company and the Subsidiaries. The minute books, covering the last three fiscal years and the period since the end of the last fiscal year, of the Company and each Subsidiary, which have been made available to the Buyers, correctly reflect in all material respects (I) all corporate actions taken by the stockholders of each such entity that such stockholders were required by Applicable Law to take,
(II) all corporate actions taken by the board of directors of each such entity that such board of directors was required by Applicable Law to take and (III) all other corporate actions taken by the stockholders and the board of directors of each such entity from the date of its formation to and including the date hereof.

                  (d) SCHEDULE 4.4 PART(D) hereto lists the name of the officers and directors of the Company and each Subsidiary.

                  (e) SCHEDULE 4.4 PART(E) hereto lists the principal business activities of the Company and each Subsidiary and the principal geographical area served by the Company and each Subsidiary.

                  4.5 NO CONFLICTS, ETC. Except as set forth in SCHEDULE 4.5 hereto, the execution, delivery and performance by the Company of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the Investor Management Services Agreements and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and ownership of the securities to be issued to the Buyers hereunder and the receipt and exercise of the rights of the Buyers hereunder and thereunder), do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), create in any other Person a right or claim of termination, amendment, modification, acceleration or cancellation of, or result in or require the creation of any Lien (or any obligation to create any Lien) on any of the properties or assets of the Company or any Subsidiary under (A) any Applicable Law, (B) any provision of the certificate or articles of incorporation, by-laws or other organizational documents, as the case may be, of the Company or any Subsidiary, or (C) any Contract or any contract, agreement, license or other instrument to which the Company or any Subsidiary is a party or by which any of the Company's or any Subsidiary's properties or assets may be bound, except, in the case of clause (c), for violations, breaches and defaults that, individually and in the aggregate, would not cause a Material Adverse Effect. Except for the requirements of the HSRA or as specifically disclosed in
SCHEDULE 4.6 hereto, no Governmental Approval or other consent of or registration or filing with any Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution and delivery of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the Investor Management Services Agreements or the consummation of the transactions contemplated hereby or thereby.

                  4.6 GOVERNMENTAL APPROVALS AND AUTHORIZATIONS. Except as set forth in SCHEDULE 4.6 hereto and except for the requirements of the HSRA, all approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations and other approvals of and registrations and filings with all Governmental Authorities (collectively, the "GOVERNMENTAL APPROVALS") which are (A) necessary in order to permit the Company and the Subsidiaries to carry on their respective businesses or for the lawful consummation of the transactions contemplated by this Agreement and the other agreements contemplated hereby, including, without limitation the conversion of the Series D Preferred Stock and Class B Common Stock into Class A Common Stock, including, but not limited to, the Governmental Approvals of the state, counties and municipalities served or anticipated to be served by the Company or any Subsidiary after the Closing, or (B) applicable to the installation, conduct and operation of the respective businesses of the Company and the Subsidiaries have been obtained or made and are in full force and effect, except where the failure to make any such registration or filing or to obtain or maintain any such Governmental Approval in full force and effect would not cause a Material Adverse Effect. Each such registration and filing and each of the Governmental Approvals is listed in SCHEDULE 4.6 hereto and the Company has delivered or made available to the Buyers true and complete copies of all such registrations and filings and Governmental Approvals, including any and all amendments and other modifications to such items. There has been no material violation, cancellation, suspension, revocation or default of any Governmental Approval or any notice of violation, cancellation, suspension, revocation, default or dispute affecting any Governmental Approval, and, to the Knowledge of the Company, no basis exists for any such action, including, but not limited to, as a result of the consummation of the transactions contemplated by this Agreement.

                  4.7 COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary is in conflict with or in violation or breach of or default in any material respect under (I) any Applicable Law or (II) any provision of its organizational documents. Neither the Company nor any Subsidiary has received any written notice or, to the Knowledge of the Company, any other notice alleging any such conflict, violation, breach or default. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary nor any of their respective officers or directors, or, to the Knowledge of the Company, any employee, stockholder or other representative of the Company or any Subsidiary, has, directly or indirectly, made or authorized any payment, contribution, or gift of money, property or services in violation of any Applicable Law (I) as a kickback or bribe to any Person or (II) to any political organization or the holder of, or any aspirant to, any elective or appointed office of any Governmental Authority. There are no outstanding judgments, orders, writs or decrees of any Governmental Authority binding upon the Company or any Subsidiary or any of their respective assets.

                  4.8 REAL PROPERTY. (a) SCHEDULE 4.8 PART (A) hereto contains a complete and correct list of all Owned Real Property with a book value in excess of $100,000. Except as set forth in SCHEDULE 4.8 PART (A) hereto, the Company and the

Subsidiaries have good and marketable fee title in the Owned Real Property, including the buildings, structures and other improvements thereon, free and clear of all Liens, except for Permitted Encumbrances and for utility and similar easements that do not individually or in the aggregate materially impair or adversely affect the use for which such Owned Real Property is currently utilized or the value of such Owned Real Property. The Company has delivered to the Buyers true and correct copies of any material title insurance commitments, title insurance policies and surveys in the Company's or any Subsidiary's possession relating to each parcel of Owned Real Property.

                  (b) SCHEDULE 4.8 PART (B) hereto contains a complete and correct list of all Real Property Leases (I) relating to real property on which switching equipment is located, (II) which require annual rental or similar payments of more than $50,000 or (III) which the Company deems material to the business or operations of the Company or any Subsidiary, setting forth the address, landlord and tenant for each such Real Property Lease, describing the premises and all improvements leased pursuant to each such Real Property Lease, listing the expiration date of, the current annual rent paid under each such Real Property Lease and whether such Real Property Lease contains any renewal or purchase options. Except for the Owned Real Property and the Real Property Leases, no real property is used or occupied by the Company or any Subsidiary.

                  (c) Except as set forth on SCHEDULE 4.8 PART (C) hereto, each parcel of Owned Real Property and the current use and operation of such real property conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision, zoning and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and neither the Company nor any Subsidiary has received any written notice of any material violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision, zoning or similar code, or any federal, state or local law, regulation, rule, order or ordinance. Except as set forth on SCHEDULE 4.8 PART (C) hereto, no current use of the Owned Real Property by the Company or any Subsidiary is dependent on a non-conforming use or other Governmental Approval, the absence of which would cause a Material Adverse Effect. The improvements on the Owned Real Property are in good working condition and repair, reasonable wear and tear excepted. Each parcel of Owned Real Property is assessed for real estate tax purposes as a wholly independent lot.

                  (d) Except as set forth on SCHEDULE 4.8 PART (D) hereto, the improvements upon each parcel of real property leased by the Company or any Subsidiary and the current use and operation of such real property conform in all material respects to all restrictive covenants, conditions, easements, building, subdivision, zoning and similar codes and federal, state and local laws, regulations, rules, orders and ordinances and neither the Company nor any Subsidiary has received any written notice of any violation or claimed violation of any such restrictive covenant, condition or easement, or any building, subdivision, zoning or similar code, or any federal, state or local law, regulation, rule, order or ordinance. Except as set forth on SCHEDULE 4.8 PART

(D) hereto, the premises which are the subject of the Real Property Leases are zoned for the purposes for which they are currently being used by the Company and the Subsidiaries. The improvements on the real property premises which are the subject of the Real Property Leases are in good working condition and repair.

                  (e) There is no pending or, to the Knowledge of the Company, threatened or contemplated action to take by eminent domain or otherwise to condemn any portion of the Owned Real Property or any portion of any premises which are the subject of the Real Property Leases and neither the Company nor any Subsidiary has received written notice thereof. There exists no writ, injunction, decree, order or judgment, nor any litigation, pending or to the Knowledge of the Company, threatened, relating to the ownership, use, lease, occupancy or operation of the Owned Real Property or any of the premises which are the subject of the Real Property Leases, except for the existence of which would not individually or in the aggregate materially impair or adversely affect the use for which such real property is currently utilized or the value of such real property.

                  (f) Each Real Property Lease is (and following the consummation of the transactions contemplated hereby, will continue to be) legal, valid, binding, enforceable and in full force and effect in accordance with its terms. Neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party is in material default, violation or breach under any Real Property Lease, and, to the Knowledge of the Company, no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach thereunder. No material amount payable under any Real Property Lease is past due. Neither the Company nor any Subsidiary has received any written notice of a material default, offset or counterclaim under any Real Property Lease or any other communication asserting non-compliance with any Real Property Lease. Except as set forth on SCHEDULE 4.8 PART(F) hereto, the Company and the Subsidiaries have the exclusive right to use and occupy the premises leased under each Real Property Lease. The Company and the Subsidiaries enjoy peaceful and undisturbed possession of the premises leased by the Company and the Subsidiaries under each Real Property Lease. Except as set forth on SCHEDULE 4.8 PART (F) hereto, the Company and each Subsidiary has good and valid title to the leasehold estate under its respective Real Property Leases, free and clear of all Liens, except for lessors' interests in the Real Property. The Company has delivered to the Buyers complete and correct copies of the Real Property Leases listed on SCHEDULE 4.8 PART (B) hereto, together, in the case of any subleases or similar occupancy agreements, with copies of all overleases.

                  4.9 TITLE TO AND CONDITION OF PERSONAL PROPERTY. (a) The Company and each Subsidiary has good and valid title to all tangible personal property which it owns, including all tangible personal property reflected in the unaudited consolidated balance sheet of the Company and subsidiaries as of September 30, 1999 included in the Financial Statements as being owned by the Company and such Subsidiary, except for tangible personal property disposed of in the ordinary course of business and consistent with prior practice since September 30, 1999, in each case free and clear of all Liens, except as set forth on SCHEDULE 4.9 hereto. Except as set forth in SCHEDULE 4.9 hereto, the tangible personal property of the Company and the Subsidiaries is, in the aggregate, all of the tangible personal property required to conduct the business of the Company and the Subsidiaries as presently conducted. The Company and the Subsidiaries have maintained all such material tangible personal property in good repair, working order and operating condition, subject only to ordinary wear and tear.

                  (b) On the Closing Date, the Company will own or have the right to use, directly or indirectly, all assets, properties, rights, franchises, claims and agreements of every kind and description necessary to conduct the business and operations of the Company and the Subsidiaries as presently conducted.

                  4.10 INTELLECTUAL PROPERTY. SCHEDULE 4.10 hereto contains a complete and correct list and description of all Intellectual Property which is used in, or otherwise material to, the business of the Company and the Subsidiaries as presently conducted (the "INTELLECTUAL PROPERTY ASSETS"). Each Intellectual Property Asset is either owned or validly licensed by the Company and the Subsidiaries and SCHEDULE 4.10 hereto identifies which Intellectual Property Assets are so owned, which are so licensed and which entity is the owner or licensee of each such Intellectual Property Asset. The Company has delivered to the Buyers copies of all material documents and true and complete memoranda describing the terms of any oral agreements regarding Intellectual Property Assets, if any, establishing such rights, licenses or other authority. There is no pending or, to the Knowledge of the Company, threatened proceeding or litigation affecting, or with respect to, any Intellectual Property Assets. The Company and each Subsidiary is in material compliance with the terms of any license of an Intellectual Property Asset and neither the Company nor any Subsidiary has received any written notice of, and to the Knowledge of the Company there is not, any infringement or unlawful use of the Intellectual Property Assets. The conduct of the business of the Company and the Subsidiaries has not and does not infringe in any material respect with the rights of any third party in respect of any Intellectual Property. Except as disclosed in
SCHEDULE 4.10 hereto, each Intellectual Property Asset owned by the Company and the Subsidiaries is owned free and clear of all Liens. Except as disclosed in
SCHEDULE 4.10 hereto, neither the Company nor any Subsidiary has sold, licensed or otherwise disposed of any of the Intellectual Property Assets to any Person and neither the Company nor any Subsidiary has agreed to indemnify any Person for any patent, trademark or copyright infringement. SCHEDULE 4.10 hereto lists all of the Intellectual Property Assets which have been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

                  4.11 CONTRACTS. (a) SCHEDULE 4.11 hereto lists all Contracts as of the date of this Agreement, except Real Property Leases which are listed in SCHEDULE 4.8 PART

(B) hereto, Collective Bargaining Agreements which are listed in SCHEDULE 4.12 PART(A) hereto, Contracts relating to employment or consulting which are listed in SCHEDULE 4.12 PART(C) hereto, Plans which are listed in SCHEDULE 4.13 hereto and the policies relating to insurance which are listed in SCHEDULE 4.19 hereto.

                  (b) The Company has delivered to the Buyers true and complete copies of all written Contracts and true and complete memoranda describing the terms of all oral Contracts listed in SCHEDULE 4.11 hereto, together with a complete and correct copy or description, as the case may be, of all amendments thereto. All material liabilities and obligations under such Contracts can be ascertained from such copies or memoranda. Each Contract is (and following the consummation of the transactions contemplated hereby will continue to be) valid, in full force and effect, binding and enforceable by the Company or the Subsidiary party thereto in accordance with its respective terms. The Company and the Subsidiaries have complied in all material respects with the terms of all Contracts, including, but not limited to, all such terms requiring the filing of statements (financial or otherwise) and the payment of any amounts, and are not in default under, and, to the Knowledge of the Company, no event has occurred that with the giving of notice or passage of time or both would constitute a default under, any Contract, except for defaults that, individually and in the aggregate, would not be material to the Company, any Subsidiary or the business of the Company or any Subsidiary. Except as set forth on SCHEDULE
4.11 hereto, neither the Company nor any Subsidiary has granted or been granted any material waiver or forbearance with respect to any of the Contracts since January 1, 1994. To the Knowledge of the Company, no other contracting party is in material default under any of the Contracts. The Contracts which are listed in SCHEDULES 4.8 PART (B), 4.11, 4.12, 4.13 AND 4.19 hereto include all those Contracts, agreements, commitments and similar understandings necessary to conduct the business and operations of the Company and the Subsidiaries as presently conducted in all material respects.

                  (c) Except as set forth on SCHEDULE 4.11 PART (C), there are no payments required to be made to any third parties, including, without limitation, each existing stockholder of the Company and any Affiliate of such stockholders, under any Contracts in connection with this Agreement and the agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby.

                  4.12 PERSONNEL INFORMATION. (a) SCHEDULE 4.12 PART (A) hereto contains a true and complete payroll list of all individuals employed by the Company or any Subsidiary and all officers, directors, sales representatives, independent contractors and other personnel providing services to the Company or any Subsidiary in connection with the operation of the business thereof as of December 15, 1999.

                  (b) Except as set forth in SCHEDULE 4.12 PART(B) OR 4.13 hereto, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of the Company, purporting to represent or attempting to represent any employees employed by the Company or any Subsidiary. The Company has provided to the Buyers true and complete copies of each collective bargaining or other labor agreement listed in SCHEDULE 4.12 PART (B) hereto. Except as set forth on SCHEDULE 4.12 PART (B) hereto, since January 1, 1997, there has not occurred or, to the Knowledge of the Company, been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees or former employees of the Company or any Subsidiary. Except as set forth on SCHEDULE 4.12 PART (B) hereto, there are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the Knowledge of the Company, threatened with respect to any employee of the Company or any Subsidiary. The Company and each Subsidiary has complied in all material respects with all Applicable Laws pertaining to the employment or termination of employment of its employees, including, but not limited to, all such Applicable Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities and no claims or actions have been brought or, to the Knowledge at the Company, threatened, alleging noncompliance by the Company or any Subsidiary with such Applicable Laws.

                  (c) Except as set forth on SCHEDULE 4.12 PART(C) hereto, there are no Contracts between the Company or any Subsidiary, on the one hand, and any employee, consultant, officer, director or other Person performing services for the Company or any Subsidiary, on the other hand, relating to employment or performance of services for the Company or any Subsidiary or compensation therefor.

                  4.13 EMPLOYEE BENEFIT PLANS. SCHEDULE 4.13 hereto contains a true and complete list of each employee benefit plan, within the meaning of section 3(3) of ERISA, and each other employment, severance, retention, change in control, incentive or deferred compensation, stock or other equity based, retirement, welfare, fringe benefit or other similar plan, program, agreement, understanding, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, which is (X) maintained or contributed to by the Company or any Subsidiary or to which the Company or any Subsidiary is a party or is obligated to contribute or by which the Company or any Subsidiary is bound and (Y) under which any employee, former employee or retiree of the Company or any Subsidiary is eligible to participate or derive a benefit, other than any such plan, program, agreement, understanding, arrangement, trust or other funding arrangement (A) which may be terminated upon no more than 30 days' notice without any liability or obligation of the Company or any Subsidiary or
(B) which provides for annual payments not exceeding $50,000 in the aggregate (the "PLANS"). Except as set forth on SCHEDULE 4.13 hereto, (A) neither the Company nor any Subsidiary has incurred or reasonably expects to incur (either directly or indirectly, including as a result of any indemnification obligation) any material liability or obligation under or pursuant to Title I or IV of ERISA (including, without limitation, under section 4069 of ERISA or by reason of the termination of a plan subject to Title IV of ERISA maintained by any Person who, at the time of such termination, was a member of the same controlled group of corporations (within the meaning of section 414(b) and (c) of the Code) as the Company or such Subsidiary) or the penalty, excise tax or joint and several liability provisions of the Code relating to employee pension benefit plans and no event, transaction or condition has occurred or exists which could result in any such liability of the Company or any Subsidiary or, following the Closing, any of the Buyers, (B) each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code and no fact or condition exists which could reasonably be expected to result in the disqualification of any such Plan, (C) there are no material pending or, to the Knowledge of the Company, threatened claims by or on behalf of any of the Plans, by or on behalf of any employee or former employee of the Company or any Subsidiary or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits), (D) no condition exists and no event has occurred with respect to any Plan that is a multiemployer plan (as defined in section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") which presents a risk of the incurrence by the Company or any Subsidiary of any material complete or partial withdrawal liability under Subtitle E of Title IV of ERISA and (E) no Multiemployer Plan is in "reorganization" or "insolvent" within the meaning of section 4241 or 4245 of ERISA, respectively. Each of the Plans has been operated and administered in all material respects in accordance with all Applicable Laws, including but not limited to ERISA and the Code. No Plan is a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA. All material contributions required to have been made by the Company and each Subsidiary to or in respect of any Plan pursuant to Applicable Law (including, but not limited to, ERISA and the Code) have been made within the time prescribed thereby. All material Plan liabilities which are not fully funded are insured or fully accrued on the Financial Statements. With respect to each Plan that is subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA, other than a Multiemployer Plan, the "accumulated benefit obligations," within the meaning of the Financial Accounting Standards Board Statement No. 87, under each such Plan, determined as of September 30, 1999 on the basis of reasonable actuarial assumptions, did not exceed the fair market value of the assets of such Plan, determined as of September 30, 1999. The Company has provided or made available to the Buyers true and complete copies of all written Plans, descriptions of all unwritten Plans, and all trust, other funding arrangements and other material documents in respect thereof.

                  With respect to each Plan (a) there have not been any prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) that would involve any material liability for the Company or any Subsidiary and (b) no fiduciary has any liability for breach of fiduciary duty that would involve any material liability for the Company or any Subsidiary. No proceeding has been commenced by the Pension Benefit Guaranty Corporation to terminate any Plan. There is no contract, agreement, plan or arrangement covering any current or former employee of the Company or any Subsidiary that individually or collectively provides for the payment by the Company or any Subsidiary or any amount that (x) is not deductible under Section 162 or 404 of the Code, or (y) is an "excess parachute payment" pursuant to Section 280G of the Code. Neither the execution and delivery of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights to any person to benefits under any Plan or the acceleration of vesting of any benefits under any Plan.

                  4.14 LITIGATION. Except as set forth in SCHEDULE 4.14 hereto, there is no claim, litigation, proceeding or investigation pending or, to the Knowledge of the Company, threatened, against or affecting the business or any of the assets of the Company or any Subsidiary or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken in connection with this Agreement. Except as set forth in SCHEDULE 4.14 hereto, to the Knowledge of the Company, there has been no investigation of the Company or any Subsidiary conducted by any grand jury, other investigative body or Governmental Authority since January 1, 1992.

                  4.15 TRANSACTION WITH AFFILIATES. Except as set forth in
SCHEDULE 4.15 hereto, (i) neither Daniel G. Bergstein, any of the Founders nor any of their Affiliates, nor any Affiliate of the Company or any Subsidiary (other than the Company or another Subsidiary) owns any assets used or useful in, or otherwise material to, the business of the Company and the Subsidiaries as presently conducted or is a party to any Contract, (ii) there are no agreements between the Company or any Subsidiary on the one hand and any of the other Persons listed in clause (i) on the other hand and (iii) there are no payment obligations on behalf of the Company or any Subsidiary with respect to such Persons (other than regular salary and bonus payments to active full-time employees).

                  4.16 FINANCIAL STATEMENTS, ETC. SCHEDULE 4.16 hereto contains true and complete copies of the Financial Statements. The Financial Statements are true and correct in all material respects and have been prepared in accordance with GAAP. The Financial Statements contain adequate reserves for uncollectible accounts receivable and accurately reflect and fairly present in all material respects the financial condition, position, results of operations and, as appropriate, cash flows of the Company and its subsidiaries as of the dates and for the periods indicated.

                  4.17 ABSENCES OF UNDISCLOSED LIABILITIES. Except as specifically disclosed in SCHEDULE 4.17 hereto and except for (A) liabilities as and to the extent reflected or reserved against on the unaudited consolidated balance sheets of the Company and its subsidiaries as of September 30, 1999 included in the Financial Statements, (B) immaterial liabilities incurred since September 30, 1999, in the ordinary course of business, consistent with past practice, of the Company and the Subsidiaries, (C) ordinary course liabilities incurred under any Contract not required to be disclosed on any Schedule to this Agreement because of any applicable dollar threshold contained in this Agreement, and (D) liabilities incurred by the Company or any Subsidiary since the date of this Agreement under any Contract entered into or renewed as permitted by
Section 5.2(b)(viii) hereof, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

                  4.18 ABSENCE OF CHANGES OR EVENTS. Except as disclosed in
SCHEDULE 4.18 hereto, since December 31, 1998, there has not been any material adverse change in the business, assets, properties, liabilities, revenues, costs and expenses, income, operations, value, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole. Without limiting the foregoing, except as set forth on SCHEDULE 4.18 hereto, since December 31, 1998, neither the Company nor any Subsidiary has:

                  (a) purchased, sold or leased, or agreed to purchase, sell or lease, any material asset, except for sales of obsolete equipment in the ordinary course of business, consistent with past practices;

                  (b) granted or committed to grant any bonus, commission or other form of incentive compensation or increased or committed to increase the compensation or fees payable to or in respect of any employee, director, officer, sales representative, independent contractor, consultant or Affiliate of the Company or any Subsidiary except as set forth on SCHEDULE 4.12 hereto or to the extent required under the express terms of any employment, consulting or management agreement set forth on SCHEDULE 4.12 PART (C) hereto or any collective bargaining agreement as in effect on the date hereof;

                  (c) entered into, adopted or amended, or committed to enter into, adopt or amend, any employment, consulting, retention, change-in-control, severance, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any employee, officer, director, sales representative, independent contractor, agent, consultant or Affiliate of the Company or any Subsidiary (whether or not legally binding);

                  (d) made any loans to any Person, except advances to employees and representatives of the Company or any Subsidiary in the ordinary course of business for travel and similar purposes;

                  (e) written off any receivables, except in the ordinary course of business, consistent with past practices;

                  (f) declared, made, set aside or paid any dividend, distribution, or payment on, or any purchase or redemption of, any capital stock or other equity interests of the Company or any Subsidiary, or made any commitment therefor;

                  (g) issued or sold any capital stock or other equity interests of the Company or any Subsidiary, or any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or any Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of the Company or any Subsidiary;

                  (h) made any material change (for book or Tax purposes) in any method of accounting or accounting practice;

                  (i) suffered the loss of any key employee or key independent contractor or, other than in the ordinary course of business, consistent with past practices, retained any new key employees or independent contractors;

                  (j) allowed any material license or permit issued to the Company or any Subsidiary to lapse or terminate; or

                  (k) entered into any material transaction not in the ordinary course of business or agreed (whether or not in writing) to do any of the foregoing.

                  4.19 INSURANCE. The assets owned by the Company and the Subsidiaries are insured against loss, damage or injury in amounts listed in
SCHEDULE 4.19 hereto, which shows all insurance policies held by the Company and the Subsidiaries relating to the business of the Company and the Subsidiaries, including, but not limited to, keyman life insurance policies, if any, on the Company's or any Subsidiary's executive officers, together with the policy limits, the type of coverage, the location of the property covered, annual premium, premium payment dates and expiration date of each of the policies. Copies of all such insurance policies have been furnished to the Buyers. All such insurance policies are in full force and effect and all premiums due thereon have been paid. The insurance coverage provided by such policies is reasonably adequate for the business engaged in by the Company and each of the Subsidiaries.

                  4.20 TAXES. (a) Except as set forth on SCHEDULE 4.20 PART (A) hereto, (I) the Company and each Subsidiary have duly and timely filed all Tax returns and forms required to be filed, (II) all such returns and forms are true and correct in all material respects, (III) the Company and each Subsidiary have paid in full or discharged all Taxes required to be paid or chargeable as a Lien upon its assets (other than Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) and (IV) the Company and each Subsidiary have duly and timely withheld all Taxes required to be withheld in connection with the assets or business of the Company and such Subsidiary, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose.

                  (b) Except as set forth in SCHEDULE 4.20 PART (B) hereto, neither the Company nor any Subsidiary (I) is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement, (II) is or has been a member of any group of companies filing a consolidated, combined or unitary income Tax return, (III) is currently the beneficiary of any extension of time within which to file any Tax return or (IV) has waived any statute of limitations or otherwise agreed to any extension of the period for assessment or collection with respect to Taxes, which waiver or agreement is currently in force.

                  (c) Except as set forth on SCHEDULE 4.20 PART (C) hereto, (I) neither the Company nor any Subsidiary is currently under audit with respect to Taxes by any Governmental Authority and there has been no claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of the Company or any Subsidiary asserted in writing by any Governmental Authority and (II) there are no outstanding adjustments for income Tax purposes applicable to the Company or any Subsidiary required as a result of changes in methods of accounting.

                  (d) SCHEDULE 4.20 PART (D) hereto lists all income Tax returns that have been filed with respect to the Company and any Subsidiary that have not yet been audited or are currently the subject of audit.

                  (e) Except as set forth in SCHEDULE 4.20 PART (E) hereto, neither the Company nor any Subsidiary will, as a result of the transactions contemplated by this Agreement, make or become obligated to make any parachute payment as defined in section 280(G) of the Code.

                  4.21 ENVIRONMENTAL MATTERS. (a) Except as set forth on
SCHEDULE 4.21 PART (A) hereto, the Company's and each Subsidiary's operation and use of the Owned Real Property and the premises which are the subject of the Real Property Leases have complied in all material respects with and are in compliance in all material respects with all Environmental Laws. The Company and the Subsidiaries have obtained all environmental, health and safety permits material to the operation of the business of the Company and the Subsidiaries as presently conducted, and all such permits are in full force and effect and the Company and each Subsidiary is in material compliance with the terms and conditions of each such permit. There are no outstanding Liens on any interest in any of the Owned Real Property or Real Property Leases under any Environmental Laws. Neither the Company nor any Subsidiary has received any notice of, nor to the Knowledge of the Company are there, any administrative or judicial proceedings or actions or, to the Knowledge of the Company, investigations with respect to alleged or proven violations of or actual or potential liability under Environmental Laws with respect to the Company or any Subsidiary or any of its tenants or subtenants, or otherwise involving the Owned Real Property or the Real Property Leases or the operations conducted on the premises subject to the Real Property Leases.

                  (b) Except as set forth on SCHEDULE 4.21 PART (B) hereto, there has been no release (nor, to the Knowledge of the Company, is there any substantial threat of a release) of any Hazardous Substance at or from the Owned Real Property or the premises which are the subject of the Real Property Leases in amounts or concentrations requiring remediation under or that would violate current Environmental Laws or that would create any material liability to any third Person. Except as set forth on SCHEDULE 4.21 PART (B) hereto, there are no Hazardous Substances present on the Owned Real Property or the premises which are the subject of Real Property Leases except for ordinary quantities of properly stored Hazardous Substances found in consumer or commercial products that are used in the normal course of the business of the Company and the Subsidiaries. Except as set forth on SCHEDULE 4.21 PART (B) hereto, there are no underground storage tanks, or underground piping associated with such tanks, on the Owned Real Property or on the premises which are the subject of the Real Property Leases. The Company has provided the Buyers with copies of all environmental reports relating to the Owned Real Property or the premises which are the subject of the Real Property Leases that are in the Company's or any Subsidiary's possession.

                  (c) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company, its Subsidiaries, or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation any relating to onsite or offsite releases or threatened releases of Hazardous Substances, personal injury, property damage or natural resources damage.

                  (d) Except as set forth in SCHEDULE 4.21 PART(D) hereto, neither the Company nor any of its Subsidiaries has assumed, undertaken or otherwise become subject to any liability, including without limitation any remedial obligation, of any other Person relating to Environmental Laws.

                  4.22 INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary nor any Affiliate is a "registered investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.23 INVESTMENTS. Except as set forth on SCHEDULE 4.23 hereto, neither the Company nor any Subsidiary owns, directly or indirectly, any shares of capital stock or other equity interests (or any interest convertible into capital stock or other equity interest) in any corporation, partnership, joint venture, limited liability company or other entity, or has any commitment to contribute to the capital of, make loans to, or share in the losses of, any enterprise. Each investment set forth on SCHEDULE 4.23 is fairly presented in the Financial Statements.

                  4.24 PENDING ACQUISITIONS. The Company has delivered to the Buyers true and complete copies of all Contracts and transaction documents relating to any pending acquisition by the Company or any Subsidiary. SCHEDULE
4.24 hereto lists all such pending acquisitions by the Company or any Subsidiary and, as of the date hereof, their status and anticipated closing dates. All representations and warranties made by or on behalf of the Company or any Subsidiary in any such Contracts or transaction documents are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties had been made on the date hereof. To the Knowledge of the Company, all representations and warranties made in any such Contracts or transaction documents by or on behalf of any party thereto other than the Company or any Subsidiary are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties had been made on the date hereof.

                  4.25 BROKER, FINDERS, ETC. Except for any fees due to First Union Securities, Inc. in connection with the transactions contemplated by this Agreement, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of the Company or any Subsidiary or any of their respective Affiliates in such manner as to, and the transactions contemplated hereby will not otherwise, give rise to any valid claim against the Company or any Subsidiary for any brokerage or finder's commission, fee or similar compensation.

                  4.26 BANK ACCOUNTS. SCHEDULE 4.26 hereto sets forth a complete and correct list in all material respects containing the names of each bank in which the Company or any Subsidiary has an account or safe deposit or lock box and the account or box number, as the case may be.

                  4.27 LOCAL EXCHANGE RELATED MATTERS. SCHEDULE 4.27 hereto sets forth a list containing the name of the Company and each Subsidiary and the number of access lines served by the Company and such Subsidiary as of October 31, 1999. The Company and the Subsidiaries served an aggregate of no fewer than 167,339 access lines, as of September 30, 1999, and no single end user of the Company or any Subsidiary accounts for more than 10% of the Company's or such Subsidiary's gross revenues. Except as set forth on SCHEDULE 4.27 hereto, no other wireline telephone company, other access provider or other Person competes, or to the Knowledge of the Company, has any plans to compete, with the Company or any Subsidiary in any local exchange market served by the Company or such Subsidiary. To the Knowledge of the Company, there are no pending or proposed changes to any law, rule or regulation governing the Company or any Subsidiary which, were such changes to become Applicable Law, would reasonably be expected to cause a Material Adverse Effect, except as set forth on SCHEDULE
4.27 hereto.

                  4.28 TARIFFS. SCHEDULE 4.28 hereto sets forth all material tariffs, charges and rates on file with or imposed by the Federal Communications Commission, the National Exchange Carrier Association, any public utility commission or other Governmental Authority applicable to the Company or any Subsidiary.

                  4.29 YEAR 2000. None of the Computer Programs, computer software, computer hardware (whether general or special purpose), network equipment, technical infrastructure or other similar or related items of automated, computerized or software systems that are used or relied on by the Company or its Subsidiaries in the conduct of its or their respective businesses, and none of the products and services sold, licensed, rendered, or otherwise provided by the Company or its Subsidiaries in the conduct of its or their respective businesses, will malfunction, cease to function, generate incorrect data, cause the disruption of any other automated or computerized system or produce incorrect results when processing, providing or receiving (i) date-related data from into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  Neither the Company nor any of its Subsidiaries has made any representations or warranties regarding the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company or its Subsidiaries in the conduct of its or their respective businesses to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

                  4.30 DISCLOSURE. Neither this Agreement, the Offering Memorandum prepared by First Union Securities, Inc. dated October 1999, nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and/or supplied to the Buyers by or on behalf of the Company or any of its Subsidiaries with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading, it being understood that the Company makes no representation with respect to any projections or other prospective financial information. All of the documents made available for due diligence review in the data room of the Company (maintained at the offices of Paul, Hastings, Janofsky & Walker LLP) were true and correct original documents or unaltered copies of such documents when reviewed by or on behalf of any of the Buyers. To the Knowledge of the Company, there is no fact which the Company has not disclosed to the Buyers in writing and which has had or could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                                    COVENANTS

                  5.1 INFORMATION PRIOR TO CLOSING. During the period from the date hereof to the Closing Date, the Company covenants and agrees to cause the management of the Company and the Subsidiaries to be made available to the Buyers and their authorized representatives and provide the Buyers and their accountants, legal counsel and other authorized representatives reasonable access during normal business hours to, and permit such Persons to review, the properties, books, Contracts, accounts and records of the Company and the Subsidiaries, and to provide such other information to the Buyers and their authorized representatives as shall have been reasonably requested by the Buyers or such authorized representatives concerning the Company, any Subsidiary or the assets or business of the Company or any Subsidiary. The rights of the Buyers under this Section shall not be exercised in such a manner as to interfere unreasonably with the conduct of the business of the Company or any Subsidiary.

                  5.2 CONDUCT OF BUSINESS. (a) During the period from the date hereof to the Closing Date, the Company covenants and agrees that, other than the transactions contemplated hereby or in connection with the pending acquisitions listed on SCHEDULE 5.2(B) hereto, it will and will cause the Subsidiaries to carry on their businesses in, and only in, the ordinary course of business, in substantially the same manner as heretofore conducted, and to use their reasonable best efforts to preserve intact their present business organization, keep available the services of their present officers and significant employees, sales agents and independent contractors, and preserve their relationships with customers, suppliers and others having business dealings with them, to the end that their goodwill and going business shall be maintained following the Closing.

                  (b) Without limiting the generality of the foregoing, except as expressly permitted by this Agreement or with the prior written consent of the Buyers or except as set forth on SCHEDULE 5.2(B) hereto, the Company covenants and agrees that it will not and will not permit any Subsidiary, to do or agree to do, on or after the date hereof, any of the following, on or before the Closing:

                  (i) Amend its respective articles of incorporation, by-laws or other organizational documents;

                  (ii) Issue, sell, transfer, assign, pledge, convey or dispose of, any capital stock or equivalent equity interests, including, but not limited to, any subscriptions, options, warrants, calls, conversions or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or any Subsidiary, contingently or otherwise, to issue or sell, or cause to be issued or sold, any capital stock or other equity interest of the Company or any Subsidiary;

                  (iii) Repurchase or redeem any shares of capital stock or declare any dividend or make any distribution with respect to its capital stock or equivalent equity interests;

                  (iv) Sell, assign, lease or otherwise transfer or dispose of any material assets, unless the same shall be replaced with assets of equal or greater value and utility;

                  (v) Create, assume or permit to exist any Lien upon its assets, except for those in existence on the date of this Agreement and except for those additional Liens created in the ordinary course of business consistent with past practice that constitute Permitted Encumbrances;

                  (vi) Cause or permit by any act, or failure to act, any of the Governmental Approvals to expire, be surrendered, adversely modified, or otherwise terminated;

                  (vii) Waive any right under any Contract or license relating to its assets or business as presently conducted, except in the ordinary course of business consistent with past practice;

                  (viii) Enter into or renew any Contract other than (A) in the ordinary course of business consistent with past practice or (B) any Contract, the amount of which has been provided for in the consolidated budget for the rural local exchange carrier business, dated November 5, 1999, of the Company or in the 1999 Section of the five (5) Year Plan for the FairPoint Communications business, a copy of which has been delivered to the Buyers; PROVIDED, HOWEVER, that any Contract entered into or renewed under clause (A) or (B) will be listed on a Schedule to be provided to the Buyers prior to the Closing;

                  (ix) Fail to timely make all material payments required to be paid under any Contract when due and otherwise pay all liabilities and satisfy all obligations (except those being contested in good faith by appropriate proceedings, for which adequate reserves have been created), in each case in a manner consistent with past practice;

                  (x) Fail to maintain its inventories of spare parts and expendable supplies, if any, at levels consistent with past practice;

                  (xi) Increase or modify or agree to increase or modify the compensation, bonuses or other benefits or perquisites for any of the employees of the business of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice or pursuant to any employment agreements, Plans or collective bargaining agreements as set forth on SCHEDULE 4.11, 4.12 OR 4.13 hereto;

                  (xii) Fail to remove, cure, correct and repair prior to the Closing any material deficiencies in its assets and any material violations under applicable statutes, rules, regulations, engineering standards or building, fire or zoning laws or regulations;

                  (xiii) Fail to maintain consistent with past practice insurance policies on the business of the Company and the Subsidiaries and their assets comparable in amount to that in effect on the date of this Agreement;

                  (xiv) Fail to maintain its books and records in accordance with GAAP;

                  (xv) Enter into or renew any Contract with the Company, any Subsidiary, any of Daniel G. Bergstein, any Founder, or any of their Affiliates, or any Affiliate of the Company or any Subsidiary;

                  (xvi) Enter into or adversely modify the terms of any Contract, binding commitment or letter of intent relating to the acquisition of the assets or securities of any Person;

                  (xvii) Incur any indebtedness for money borrowed in excess of $5,000,000; or

                  (xviii) Take or fail to take any commercially reasonable action that would cause any of its representations and warranties not to be true and correct on the Closing Date in the manner required under
         Section 6.1 hereof.

                  5.3 THIRD-PARTY CONSENTS. The Company covenants and agrees that it will and will cause each Subsidiary to use all reasonable best efforts to obtain the consent of any third parties or Governmental Authorities required to be obtained or made in connection with the transactions contemplated by this Agreement.

                  5.4 CONVERSION OF SHARES. The Company covenants and agrees that it will and will cause each Subsidiary, to use all reasonable best efforts after the Closing Date to obtain, as promptly as possible, the consent of all Governmental Authorities necessary for the holders of Series D Preferred Stock and Class B Common Stock to have their shares converted into Class A Common Stock and for the Buyers to have the rights contemplated by Section 7 of the Stockholders Agreement.

                  5.5 RENEWAL OF CONTRACTS. The Company covenants and agrees that it will and will cause each Subsidiary to use all reasonable best efforts to renew any Contract which by its terms expires or terminates between the date of this Agreement and the Closing Date, provided that any such renewal shall be on terms and conditions which are consistent with past practice.

                  5.6 NO INCONSISTENT ACTION. The Company covenants and agrees that it will not and will not permit any Subsidiary to take any action, and each Buyer and Selling Stockholder agrees that it will not take any action, which is inconsistent in any material respect with their respective obligations under this Agreement or that would hinder or delay in any material respect the consummation of the transactions contemplated by this Agreement.

                  5.7 NO SOLICITATION. The Company covenants and agrees that it will not and will not permit any Subsidiary to, directly or indirectly, (A) solicit, initiate or encourage submission of any proposal or offer from any Person relating to any acquisition or purchase of the business of the Company or any Subsidiary, any assets of the Company or any Subsidiary (other than the sale of assets in the ordinary course of business consistent with past practices) or any capital stock or other equity interest of the Company or any Subsidiary or
(B) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way, or assist or participate in, facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing. The Company covenants and agrees that it will and will cause each Subsidiary, to promptly notify the Buyers in writing if any such offer or proposal is made.

                  5.8 FINANCIAL STATEMENTS. The Company covenants and agrees that it will and will cause each Subsidiary to deliver to the Buyers within 30 days after the end of each month until the Closing Date, unaudited consolidated balance sheets of each of the Company, MJD Holdings Corp., MJD Services Corp., MJD Ventures, Inc., FairPoint Communications Corp. and ST Enterprises, Ltd. and their respective Subsidiaries for the month then ended and the related statements of operations for the month then ended. All financial statements furnished pursuant to this Section shall be prepared in a manner consistent with the Financial Statements and will be true and correct in all material respects and fairly present in all material respects the financial condition, position, results of operations and cash flows, as appropriate, as of the dates and for the periods covered by such statements. The Company covenants and agrees that it will and will cause each Subsidiary to furnish to the Buyers any and all other information concerning the financial condition of the Company and any Subsidiary that the Buyers may reasonably request.

                  5.9 ESTOPPEL CERTIFICATES; CONSENT AND WAIVER. The Company covenants and agrees that it will and will cause each Subsidiary to use all reasonable best efforts to obtain estoppel certificates containing customary provisions and consents and waivers from any landlord with respect to the Real Property Leases listed in SCHEDULE 5.9 hereto.

                  5.10 CONSUMMATION OF PENDING ACQUISITIONS. Except as set forth on SCHEDULE 5.10 hereto, the Company covenants and agrees that it will and will cause each Subsidiary to use all reasonable best efforts to consummate the pending acquisitions set forth on SCHEDULE 4.24 hereto on or prior to the Closing Date in accordance with the terms of the existing acquisition agreements.

                  5.11 NOTICE OF MATERIAL DEVELOPMENTS. From the date hereof until the Closing, the Company covenants and agrees that it will give prompt written notice to the Buyers of any (A) material development affecting the business, assets, properties or results of operations of the Company or any Subsidiary or (B) event or circumstance which would render any representation or warranty of the Company contained in this Agreement untrue or inaccurate if made on or as of the date thereof or as of the Closing Date. From the date hereof until the Closing, each Buyer and each Selling Stockholder covenants and agrees that it will give prompt written notice to the other parties hereto of any (A) material development affecting such Buyer's or such Selling Stockholder's ability to perform its obligations under this Agreement or (B) event or circumstance which would render any representation or warranty of such Buyer or such Selling Stockholder contained in this Agreement untrue or inaccurate if made on or as of the date thereof or as of the Closing Date. No disclosure by the Company, any Buyer or any Selling Stockholder pursuant to this Section 5.11 shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                  5.12 REPURCHASE OF WARRANTS. The Company covenants and agrees to use its reasonable best efforts to repurchase the warrants issued by ST Enterprises, Ltd. held by Steve McGeeney and Sylvana Zoberg.

                  5.13 FURTHER ACTIONS. The Company covenants and agrees that it will and will cause each Subsidiary to, and each Buyer and Selling Stockholder covenants and agrees that it will, use all reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order to fulfill and perform their respective obligations in respect of this Agreement or otherwise to consummate and make effective the transactions contemplated hereby.

                  5.14 KELSO PURCHASED CLASS B SHARES. At least five (5) business days prior to Closing, Kelso shall deliver a notice to the Company indicating the number of Kelso Purchased Class B Shares it will purchase at Closing.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO THE BUYERS' OBLIGATION TO CLOSE

                  The obligations of the Buyers hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of (i) the purchase by each of the other Buyers of the shares to be purchased on the Closing Date and
(ii) each of the following conditions:

                  6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) All of the representations and warranties of the Company and the Selling Stockholders contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates.

                  (b) All of the terms, covenants and conditions to be complied with and performed by the Company or the Subsidiaries or the Selling Stockholders on or prior to Closing Date shall have been complied with or performed in all material respects.

                  6.2 GOVERNMENTAL CONSENTS. Any applicable waiting period under the HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement and the Company and its Subsidiaries shall have received all other Governmental Approvals necessary in connection with this Agreement, the agreements contemplated hereby and all the transactions contemplated herein or therein (other than the conversion of the Series D Preferred Stock and Class B Common Stock into Class A Common Stock).

                  6.3 THIRD-PARTY CONSENTS. The Company and the Subsidiaries shall have obtained and shall have delivered to the Buyers (A) all and consents of Governmental Authorities required in connection with this Agreement and the agreements contemplated herein and the consummation of the transactions contemplated hereby and thereby (other than the conversion of the Series D Preferred Stock and Class B Common Stock into Class A Common Stock) and (B) all third party consents listed in SCHEDULE 6.3 hereto, without any condition adverse in any material respect to the Buyers, the Company or any of the Subsidiaries.

                  6.4 UPDATED TARIFF SCHEDULE. The Company shall have delivered to the Buyers an updated SCHEDULE 4.28 hereto, which shall be true and correct in all material respects as of the Closing Date, and the Buyers shall be reasonably satisfied that such updated schedule does not reflect the occurrence of any events which would cause the condition contained in Section 6.11 hereof not to be satisfied.

                  6.5 CERTIFICATES. The Company and each Selling Stockholder shall have delivered to the Buyers a certificate in form and substance reasonably satisfactory to the Buyers, dated the Closing Date and signed by an authorized officer of the Company, each Selling Stockholder or an authorized officer of such Selling Stockholder to the effect that the conditions relating to such party set forth in Section 6.1 hereof have been fulfilled.

                  6.6 ADVERSE PROCEEDINGS. No action, suit, proceeding, litigation or investigation shall be pending before or threatened by any Governmental Authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

                  6.7 WAIVER OF RIGHTS. Pursuant to documentation in form and substance reasonably satisfactory to the Buyers, any stockholders of the Company that have any pre-emptive rights, participation rights, rights of first refusal or rights of first offer with respect to any of the transactions contemplated hereby shall have waived all such rights.

                  6.8 MANAGEMENT, FINANCIAL ADVISORY AND SEVERANCE ARRANGEMENTS. The Company shall have entered into the Investor Management Services Agreements, substantially in the form of EXHIBITS E AND F to this Agreement, and, pursuant to documentation in form and substance reasonably satisfactory to the Buyers, the severance arrangements with John P. Duda, Eugene B. Johnson, Walter E. Leach, Jr. and Jack H. Thomas shall have been amended to include employment terms through December 31, 2003 and, in the case of Walter E. Leach, to terminate his existing employment agreement with the Company dated September 24, 1994.

                  6.9 EQUITY DOCUMENTS. The Company shall have executed and delivered to the Buyers the Stockholders' Agreement and the Registration Rights Agreement and any related agreements.

                  6.10 NO MATERIAL ADVERSE EFFECT. No event, occurrence, fact, condition, change, development or effect, including, but not limited to, competitive, technological or federal, state, county or municipal regulatory developments, shall exist or have occurred or come to exist since the date of this Agreement that, individually or in the aggregate, has had or resulted in, or could reasonably be expected to become or result in, a Material Adverse Effect.

                  6.11 RECONSTITUTION OF BOARDS OF DIRECTORS. All actions shall have been taken so that immediately following the Closing the board of directors of the Company and the Subsidiaries shall be reconstituted in accordance with the terms of the Stockholders' Agreement.

                  6.12 TRANSACTION AND ADVISORY FEES. THL Equity Advisors and Thomas H. Lee Capital, LLC, a Delaware limited liability company, shall have received by wire transfer of immediately available funds a transaction fee of $5,492,475 and $3,882,749 respectively in consideration of their services with respect to the consummation of the transactions contemplated by this Agreement. THL Equity Advisors shall have received by wire transfer of immediately available funds the first pro rated quarterly payment in consideration of its services under its Investor Management Services Agreement.

                  6.13 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND CERTIFICATE OF DESIGNATION. The Company shall have delivered to the Buyers a copy of its Second Amended and Restated Certificate of Incorporation, in the form of EXHIBIT I hereto, and a copy of its Certificate of Designation of Series D Preferred Stock, in the form of EXHIBIT J hereto, both certified by the Secretary of State of the State of Delaware. The Company shall have received the requisite approval of the stockholders of the Company of the Amended and Restated Certificate of Incorporation and the Certificate of Designation of Series D Preferred Stock.

                  6.14 NO DEFAULT. The Company and its Subsidiaries shall not be in default under any material agreement, license or permit.

                  6.15 TERMINATION OF AGREEMENTS. The Existing Stockholders' Agreement, the Registration Rights Agreement, dated as of July 31, 1997, among the Company, Kelso, Carousel and the other parties thereto, and the Financial Advisory Agreement between the Company and Carousel, dated July 31, 1997, shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to the Buyers.

                  6.16 NONCOMPETITION AGREEMENT. Daniel G. Bergstein, JED Communications Associates, Inc. and Meyer Haberman shall have entered into a Noncompetition Agreement with the Company substantially in the form of EXHIBIT K hereto.

                  6.17 BANK WAIVER. The Company shall have obtained a waiver from its lenders under the Credit Agreement, in form and substance reasonably satisfactory to the Buyers, to consummate the transactions contemplated by this Agreement.

                  6.18 TOTAL INDEBTEDNESS. The total indebtedness (as such term is defined in the Credit Agreement) of the Company and its subsidiaries as of December 31, 1999 shall not have been in excess of $465 million.

                  6.19 TERMINATION OF CONSULTING AGREEMENT. The Consulting Agreement, dated as of July 31, 1997, between the Company and Bugger Associates, Inc. shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to the Buyers.

                  6.20 INSTITUTIONAL SUBSCRIPTION AND STOCKHOLDERS AGREEMENTS. To the extent that certain members of the Company's or any Subsidiary's management and other institutional investors are purchasing equity securities of the Company simultaneously with the consummation of transactions contemplated by this Agreement, such purchasers shall have entered into a subscription agreement and a stockholders agreement with the Company, which agreements shall be in form and substance reasonably satisfactory to the Buyers.

                  6.21 FAIRPOINT OPTION EXCHANGE. The Company shall have obtained agreements from the employees of FairPoint Communications Corp. holding stock options in FairPoint Communications Corp. whereby such individuals have exchanged such options for stock options in the Company pursuant to documentation in form and substance reasonably satisfactory to the Buyers.

                  6.22 FAIRNESS OPINION. The Company shall have received an opinion from First Union Securities, Inc. that will provide in substance that the issue and sale of the Kelso Shares is fair, from a financial point of view, to the Company.

                  6.23 REPAYMENT OF STOCKHOLDER LOANS. Daniel Bergstein and Meyer Haberman shall have repaid the loans owed under those certain promissory notes dated October 29, 1998 issued by each of Daniel Bergstein and Meyer Haberman in favor of Bankers Trust Company and all Liens granted in connection therewith shall have been released, and the Company shall have been released from any guarantees in connection therewith pursuant to documentation in form and substance reasonably satisfactory to the Buyers.

                  6.24 SILVERMAN RELEASE. The Founders shall have obtained the release from Jeffrey Silverman in connection with their obligations to him under that certain letter agreement dated June 29, 1993 pursuant to documentation in form and substance reasonably satisfactory to the Buyers.

                  6.25 DELIVERIES. The Company and the Selling Stockholders shall have made all the deliveries set forth in Sections 8.1 and 8.3 hereof, respectively.

                                   ARTICLE VIA

                           CONDITIONS PRECEDENT TO THE
                    SELLING STOCKHOLDERS' OBLIGATION TO CLOSE

                  The obligations of the Selling Stockholders are, at their option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

                  6A.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) All representations and warranties of the Buyers contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates.

                  (b) All the terms, covenants and conditions to be complied with and performed by the Buyers on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  6A.2 HSRA CONSENTS. Any applicable waiting period under the HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  6A.3 CERTIFICATES. Each of the Buyers shall have delivered to the Selling Stockholders a certificate, dated the Closing Date and signed by an authorized officer or partner of each such Buyer, to the effect that the conditions set forth in Section 6A.1 hereof have been fulfilled.

                  6A.4 ADVERSE PROCEEDINGS. No action, suit, proceeding, litigation or investigation shall be pending before or threatened by any Governmental Authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

                  6A.5 TERMINATION OF EXISTING STOCKHOLDERS' AGREEMENT. The Existing Stockholders' Agreement shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to the Selling Stockholders.

                  6A.6 DELIVERIES. The Company and the Buyers shall have made all the deliveries to the Selling Stockholders set forth in Sections 8.1 and 8.2 hereof, respectively.

                                   ARTICLE VII

            CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE

                  The obligations of the Company are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

                  7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) All representations and warranties of the Buyers and Selling Stockholders contained in or made pursuant to this Agreement and in any schedule, instrument, certificate, agreement or document delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates.

                  (b) All the terms, covenants and conditions to be complied with and performed by the Buyers and Selling Stockholders on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  7.2 HSRA CONSENTS. Any applicable waiting period under the HSRA shall have expired or been earlier terminated without receipt of any objection or the commencement or threat of any litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                  7.3 CERTIFICATES. Each of the Buyers and Selling Stockholders shall have delivered to the Company a certificate, dated the Closing Date and signed by an authorized officer or partner of each such Person, to the effect that the conditions set forth in Section 7.1 hereof have been fulfilled.

                  7.4 ADVERSE PROCEEDINGS. No action, suit, proceeding, litigation or investigation shall be pending or threatened by any Governmental Authority which questions the validity or legality of this Agreement or any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. No injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement shall be in effect.

                  7.5 EQUITY DOCUMENTS. Each of the Buyers shall have executed and delivered to the Company the Stockholders' Agreement and the Registration Rights Agreement and the applicable Investor Management Services Agreement.

                  7.6 BANK WAIVER. The Company shall have obtained a waiver from its lenders under the Credit Agreement, in form and substance reasonably satisfactory to the Buyers, to consummate the transactions contemplated by this Agreement.

                  7.7 FAIRNESS OPINION. The Company shall have received an opinion from First Union Securities, Inc. that will provide in substance that the issue and sale of the Kelso Shares is fair, from a financial point of view, to the Company.

                  7.8 DELIVERIES. The Buyers and Selling Stockholders shall have made all the deliveries set forth in Sections 8.2 and 8.3 hereof, respectively.


                                  ARTICLE VIII

                                   THE CLOSING

                  8.1 DOCUMENTS TO BE DELIVERED BY THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered the following:

                  (a) to the Buyers, certificates representing the shares of capital stock as provided in Section 2.4 hereof;

                  (b) to the Buyers, a certificate of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Buyers, certifying to the fulfillment of the conditions set forth in
         Section 6.1 hereof;

                  (c) to the Buyers and the Selling Stockholders, opinions of
         (I) Paul, Hastings, Janofsky & Walker LLP, (II) Meyer, Capel, Hirschfeld, Muncy, Jahn & Aldeen, P.C., (III) James M. Caplinger, Chartered, (IV) Devine, Millimet & Branch PA, (V) Moss & Barnett PA,
         (VI) Miller, Eggleston & Cramer, Ltd., (VII) Preti, Flaherty, Beliveau & Pachios, LLC, (VIII) Gorsuch Kirgis L.L.C., (IX) Huber, Lawrence & Abell, (X) Blooston, Mordkofsky, Jackson & Dickens, (XI) Doerner, Saunders, Daniel & Anderson, L.L.P. and (XII) Lane Powell Spear Lubesky L.L.P., counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Buyers and the Selling Stockholders, as applicable;

                  (d) to the Buyers, certified copies of all corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto, in form and substance reasonably satisfactory to the Buyers and their counsel; and

                  (e) to the Buyers, such other documents and legal opinions as may reasonably be requested by the Buyers' counsel.

                  8.2 DOCUMENTS TO BE DELIVERED BY THE BUYERS. At the Closing, the Buyers shall deliver or cause to be delivered the following:

                  (a) to the Company and the Selling Stockholders, immediately available wire-transferred funds as provided in Section 2.4 hereof;

                  (b) to the Company and the Selling Stockholders, a certificate of each of the Buyers, dated the Closing Date, in form and substance reasonably satisfactory to the Company, certifying to the fulfillment of the conditions specified in Section 7.1 hereof;

                  (c) to the Company, an opinion of Kirkland & Ellis, counsel to THL Fund IV, dated the Closing Date, in form and substance reasonably satisfactory to the Company;

                  (d) to the Company, an opinion of Debevoise & Plimpton, counsel to Kelso, dated the Closing Date, in form and substance reasonably satisfactory to the Company; and

                  (e) to the Company, such other documents as may be reasonably requested by the Company's counsel.

                  8.3 DOCUMENTS TO BE DELIVERED BY THE SELLING STOCKHOLDERS. At the Closing, the Selling Stockholders shall deliver or cause to be delivered the following:

                  (a) to the Company and the Buyers, certificates representing the shares of capital stock as provided in Section 2.4 hereof;

                  (b) to the Company and the Buyers, a certificate of each of the Selling Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to the Company and the Buyers, certifying to the fulfillment of the conditions specified in Section 6A.1 hereof;

                  (c) to the Company, an opinion of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to Carousel, dated the Closing Date, in form and substance reasonably satisfactory to the Company and the Buyers;

                  (d) to Carousel, an Internal Revenue Service form W-9 completed by each Founder; and

                  (e) to the Company and the Buyers, such other documents as may reasonably be requested by the Company's or Buyers' counsel.


                                   ARTICLE IX

                            TAXES, FEES AND EXPENSES

                  The Company shall pay all of the reasonable fees and expenses incurred by each party hereto in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby shall be consummated. Without limiting the generality of the foregoing, (A) all use, stamp, stock transfer and registration taxes and fees, (B) all governmental filing or grant fees, including, but not limited to, the HSRA filing fee, (C) all accountants' and attorneys' fees and (D) all recordation and transfer taxes and fees, including, but not limited to, realty transfer, and documentary taxes and fees, incurred in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby, shall be paid by the Company.


                                    ARTICLE X

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Except as otherwise specifically set forth herein, the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and continue in effect through the Claims Termination Date. All covenants of the parties to this Agreement and the agreements contemplated hereby and the representations and warranties contained in Sections 3A.2, 3A.5, 4.1, 4.2, 4.3, 4.20 and 4.21 shall survive the Closing and the Claims Termination Date and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations); provided that with respect to Carousel and any liability of Carousel hereunder (other than under Section 11.4), the representations and warranties contained in Sections 4.20 and 4.21 shall survive only through the Claims Termination Date. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty or covenant.


                                   ARTICLE XI

                                 INDEMNIFICATION

                  11.1 INDEMNIFICATION BY THE STOCKHOLDERS. (a) Notwithstanding the Closing and subject to the limitations set forth herein, each of the Stockholders, severally and not jointly, covenants and agrees to defend, indemnify and hold harmless in the proportions set forth in Section 11.1(b)(i) hereof the Buyers, their respective Affiliates (excluding the Company and the Subsidiaries) and the officers, directors, partners, employees, agents, advisers and representatives of each such Person (collectively, the "BUYERS INDEMNITEES") from and against, and pay or reimburse (on an as incurred basis) the Buyers Indemnitees for, any and all claims, demands, liabilities, obligations, losses, diminution of value, fines, costs, expenses, royalties, proceedings, deficiencies or damages (whether or not resulting from third party claims), including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "LOSSES"), resulting from or arising out of:

                  (i) any inaccuracy of any representation or warranty when made or deemed made by the Company herein or in any schedule hereto or any certificate, document or other instrument delivered by the Company at the Closing in connection herewith;

                  (ii) any inaccuracy of any representation or warranty when made or deemed made by a Selling Stockholder herein or in any certificate, document or other instrument delivered by a Selling Stockholder at the Closing in connection herewith;

                  (iii) any failure of the Company or a Selling Stockholder to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof; PROVIDED, HOWEVER, that with respect to Losses attributable to any failure on the part of the Company (A) Carousel shall only be required to indemnify the Buyers Indemnitees for Losses attributable to any such failure occurring on or before the Closing Date and (B) other than any failure on the part of the Company to perform any covenant or agreement set forth in Section 5.4, the Stockholders shall only be required to indemnify the Buyers Indemnitees for any failure of the Company to perform any covenant or agreement hereunder or fulfill any obligation in respect hereof occurring on or before the Claims Termination Date. Notwithstanding anything in this Agreement to the contrary, (1) in the event a Buyers Indemnitee does not recover in full from the Stockholders for any Loss resulting from or arising out of a failure of the Company described in this Section 11.1(a)(iii), then such Buyers Indemnitee may seek indemnification for any remaining Losses from the Company and (2) the Company shall be obligated to indemnify the Buyers Indemnitees for Losses attributable to any such failure after the Claims Termination Date. Any such indemnification by the Company will be made without a gross-up to the Buyers.

                  (b) Notwithstanding anything in this Agreement to the contrary, the Stockholders' obligation to indemnify the Buyers Indemnitees shall be subject to Section 11.4, Section 13.14 and all of the following limitations:

                  (i) Except as provided in Sections 11.1(b)(ii), 11.1(b)(iii),
         11.4 or 13.14, the parties agree that any amounts owed to the Buyers Indemnities by the Stockholders pursuant to Section 11.1(a) shall be limited (the "Indemnification Limitation") to (A) $60,000,000 in the aggregate and (B) with respect to each individual Loss, the obligation of each Stockholder to indemnify the Buyers' Indemnitees shall be limited to the amount of such Loss multiplied by the percentage of Class A Common Stock set forth opposite such Stockholder's name on
         SCHEDULE 11.1(B) hereto; PROVIDED, HOWEVER, that Carousel shall have no liability hereunder in connection with any claim for indemnification with respect to (1) the representations and warranties contained in Sections 4.20 and 4.21 after the Claims Termination Date; (2) any failure of the Company or a Selling Stockholder to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof after the Closing Date, (3) the pending acquisitions described on Schedule 4.24 hereto or (4) any inaccuracy of any representation or warranty when made or deemed made by the Company in any certificate, document or other instrument (other than this Agreement and the Schedules hereto and the certificate of the Company to be delivered pursuant to Section 6.5 hereof) delivered by the Company at the Closing in connection herewith and the Indemnification Limitation of each Stockholder other than Carousel shall be increased by an amount equal to such Stockholder's pro rata share of Carousel's portion of the Indemnification Limitation as provided on SCHEDULE 11.1(B) hereto. The parties further agree that the Buyers Indemnitees related to Kelso and the Buyers Indemnitees related to THL shall share ratably, in proportion to Kelso's ownership of the Kelso Purchased Class B Shares and THL's ownership of the THL Shares, in any proceeds paid to any Buyers Indemnitee in connection with this Article XI ;PROVIDED HOWEVER, that if any Loss affects only THL or Kelso but not both, then only the Buyers Indemnitees suffering a Loss shall be entitled to receive any indemnification proceeds payable in connection with this Article XI. The parties further agree that any amounts owed the Buyers Indemnitees by the Company pursuant to Section 11.1(a)(iii)(2) shall be limited to an amount equal to $60,000,000 less any amounts paid or payable to the Buyers Indemnitees pursuant to this Article XI.

                  (ii) Notwithstanding anything in this Agreement to the contrary, in the event that a Loss results from or arises out of any inaccuracy of any representation or warranty made pursuant to Article 3A hereof or the failure by one or more Selling Stockholders to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof, the Buyers Indemnitees shall seek indemnification solely from the Selling Stockholder or Selling Stockholders whose misrepresentation or breach of warranty or failure to perform caused such Loss.

                  (iii) Notwithstanding anything in this Agreement to the contrary, the parties agree that the University of North Carolina at Charlotte Foundation, Inc. shall have no obligation to make any payments pursuant to this Article XI and Eugene Johnson agrees to make any payments (in addition to making any payments he is responsible for) the University of North Carolina at Charlotte Foundation, Inc. would have been required to make pursuant to this Article XI but for the agreement contained in this sentence.

                  (iv) Neither the Stockholders nor the Company shall be required to make any indemnification under Section 11.1(a) hereof until the aggregate amount of Losses resulting from or arising out of the matters referred to in Section 11.1(a) hereof exceeds $5,000,000; PROVIDED that if the aggregate amount of such Losses exceeds such amount, the Stockholders or the Company, as applicable, shall be required to indemnify the Buyers Indemnitees for all Losses indemnifiable under Section 11.1(a) hereof without regard to such $5,000,000 limitation.

                  (v) Carousel shall have no obligation to indemnify the Buyers Indemnitees for any Losses attributable to (A) the pending acquisitions described on Schedule 4.24 hereto or (B) any inaccuracy of any representation or warranty when made or deemed made by the Company in any certificate, document or other instrument (other than this Agreement and the schedules hereto and the certificate of the Company to be delivered pursuant to Section 6.5 hereto) delivered by the Company at the Closing in connection herewith.

                  11.2 INDEMNIFICATION PROCEDURES. (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "INDEMNIFIED PARTY"), notice shall be given by the Indemnified Party to the Stockholders or the Company, as applicable, promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Stockholders or the Company, as applicable (at the Stockholders' or the Company's expense, as applicable), to assume the defense of any claim or any litigation resulting therefrom, provided that (I) the counsel for the Stockholders or the Company, as applicable, who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (II) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (III) the omission by any Indemnified Party to give notice as provided herein shall not relieve any Stockholder or the Company, as applicable, of such Stockholder's or the Company's indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to such Stockholder or the Company, as applicable, and the Stockholder or the Company, as applicable, is damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, the Stockholders, or the Company, as applicable, in the defense of any such claim or litigation, shall not consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Stockholders or the Company, as applicable, might be expected to affect adversely the Indemnified Party's tax liability or the ability of the Company or any of the Subsidiaries to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Stockholders in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Stockholders or the Company, as applicable, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Stockholders, or the Company, as applicable, such consent not to be unreasonably withheld. In the event that the Stockholders or the Company, as applicable, do not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. Notwithstanding the foregoing, the Stockholders or the Company, as applicable, shall still provide indemnification to the Indemnified Party. In any event, the Stockholders or the Company, as applicable, and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 11.2(a) and the relevant records of each shall be available to the other with respect to such defense.

                  (b) In case any event shall occur which would otherwise entitle any party to assert any claim for indemnification hereunder, no Loss shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto, net of any increase in premiums or other costs associated with such insurance recovery.

                  11.3 CLAIMS TERMINATION DATE. All claims for indemnification under this Agreement must be asserted on or prior to the Claims Termination Date EXCEPT that claims for indemnification with respect to covenants of the parties to this Agreement and the agreements contemplated hereby and claims for indemnification with respect to the representations and warranties contained in Sections 3A.2, 3A.5, 4.1, 4.2, 4.3, 4.20 and 4.21 may be made at any time before or after the Claims Termination Date (subject to any applicable statutes of limitations); provided that with respect to Carousel and any liability of Carousel hereunder (other than under Section 11.4), the representations and warranties contained in Sections 4.20 and 4.21 shall survive only through the Claims Termination Date.

                  11.4 EXCLUSIVE REMEDY. The indemnification provisions of this
Article XI shall be the sole and exclusive remedy of the Buyers Indemnitees with respect to any Loss under this Agreement except for any action for fraud against any party committing such fraud or any other party to this Agreement with actual knowledge of such fraud at any time on or prior to the Closing.

                  11.5 NO CONTRIBUTION. Each of the Stockholders and the Company hereby waives any right of contribution it may have with respect to its obligations under this Article XI.

                  11.6 FORM OF CONSIDERATION. Each Stockholder shall use good faith efforts to satisfy its indemnification obligations to the Buyers Indemnitees hereunder in cash; PROVIDED, HOWEVER, that if any Stockholder (other than Carousel) is unable to satisfy such obligation in cash, such Stockholder may satisfy such obligation by delivery of a number of shares of Class A Common Stock or Class B Common Stock equal to the amount of such obligation divided by $262.33.


                                   ARTICLE XII

                               TERMINATION RIGHTS

                  12.1 TERMINATION. (a) This Agreement may be terminated by either THL or Kelso, on the one hand, or the Company, on the other hand, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

                  (i)      by either THL, Kelso or the Company:

                           (A) if the Closing has not occurred by February 29,
                  2000; PROVIDED that in the event the Closing has not occurred by February 29, 2000 solely as a result of the failure to receive any Governmental Approval required for the lawful consummation of the transactions contemplated by this Agreement without any condition adverse in any material respect to the Buyers, the Company or any of the Subsidiaries, any party hereto may extend such termination date to a date no later than March 31, 2000;

                           (B) if there shall be in effect any final judgment,
                  final decree or order that would prevent or make unlawful the Closing; or

                           (C) if any event shall occur or exist that otherwise
                  shall have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event shall be due to the failure of such party to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing.

                  (ii) by either THL or Kelso if the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within 10 Business Days of written notice of such breach.

                  (iii) by the Company or Carousel if the Buyers are in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within 10 Business Days of written notice of such breach.

                  (b) This Agreement may be terminated by the written agreement of the parties hereto.

                  12.2 LIABILITY. The termination of this Agreement under
Section 12.1(a) hereof shall not relieve any party of any liability under or for breach of this Agreement prior to the date of termination. No Selling Stockholder shall have any liability under this Agreement if the transactions contemplated hereby do not close unless the failure to close results from such Selling Stockholder's breach of this Agreement.


                                  ARTICLE XIII

                                OTHER PROVISIONS

                  13.1 PUBLICITY. Except as required by Applicable Law or with the other parties' express prior written consent, no party to this Agreement nor any Affiliate of any party shall issue any press release or make any public statement (oral or written) regarding this Agreement or the transactions contemplated by this Agreement.

                  13.2 COMPLIANCE WITH HSRA. The Company and the Buyers shall make or cause to be made in a timely fashion all filings which are required in connection with the transactions contemplated hereby under the HSRA, and shall furnish to the other party all information that the other reasonably requests in connection with such filings.

                  13.3 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; PROVIDED, that each of the Buyers may assign this Agreement to any

Affiliate of such Buyer, or to any lender to such Buyer or Affiliate thereof as security for obligations to such lender, and PROVIDED, FURTHER, that no assignment to any such Affiliate or lender shall in any way affect any party's obligations or liabilities under this Agreement.

                  13.4 NO THIRD-PARTY BENEFICIARIES. Except as provided in Sections 11.1 and 13.3 hereof, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective heirs, successors and permitted assigns.

                  13.5 ENTIRE AGREEMENT. This Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Investor Management Services Agreements and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein, including that certain Term Sheet delivered to the Company by THL Fund IV. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

                  13.6 WAIVER. At any time prior to the Closing Date, the parties hereto may (I) extend the time for performance of any obligations or other acts of the other parties hereto, (II) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (III) waive any compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  13.7 HEADINGS. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

                  13.8 SEVERABILITY. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

                  13.9 ARBITRATION. Any dispute or difference between the parties hereto relating to the interpretation of this Agreement shall be finally settled by arbitration conducted exclusively in New York, New York before an arbitral tribunal of three arbitrators, one selected by the Buyers, one selected by the Company, and the third by the Persons so selected, all in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. If either the Buyers or the Company fail to choose an arbitrator within 30 days after notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within 30 days after their appointment, the American Arbitration Association shall, upon request of either the Buyers or the Company, appoint the arbitrator or arbitrators to constitute or complete the arbitral tribunal, as the case may be. Arbitration proceedings hereunder may be initiated by the Buyers or the Company by making a written request to the American Arbitration Association, together with any appropriate filing fee, at the office of the American Arbitration Association in New York, New York. Any order or determination of the arbitral tribune shall be final and binding upon the parties to the arbitration. The parties hereto hereby consent to the in personam jurisdiction of the courts of the State of New York for purposes of confirming any award and entering judgment thereon.

                  13.10 CHOICE OF LAW. The construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of laws, and the state and federal courts of New York shall have exclusive jurisdiction over any controversy or claim arising out of or relating to this Agreement.

                  13.11 NOTICES. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery or (D) sent by fax, as follows:


                  To the Company:

                           521 East Morehead Street, Suite 250
                           Charlotte, North Carolina  28202
                           Attention:     Mr. Walter E. Leach, Jr.
                           Phone:         (704) 344-8150
                           Fax:           (704) 344-8121

                  With a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           399 Park Avenue
                           New York, New York  10022
                           Attention:     Neil A. Torpey, Esq.
                           Phone:         (212) 318-6034
                           Fax:           (212) 319-4090

                  To THL:

                           Thomas H. Lee Partners, L.P.

                           75 State Street
                           Boston, Massachusetts  02109
                           Attention:     Anthony J. DiNovi
                                          Kent R. Weldon
                           Phone:         (617) 227-1050
                           Fax:           (617) 227-3514

                  With a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois  60601
                           Attention:     William S. Kirsch, P.C.
                           Phone:         (312) 861-2000
                           Fax:           (312) 861-2200


                  To Kelso:

                           Kelso & Company
                           320 Park Avenue, 24th Floor
                           New York, New York  10022
                           Attention:     James J. Connors, II, Esq.
                           Phone:         (212) 751-3939
                           Fax:           (212) 223-2379

                  With a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022
                           Attention:     Margaret A. Davenport, Esq.
                           Phone:         (212) 909-6667
                           Fax:           (212) 909-6836

                  To Carousel:

                           Carousel Capital Partners, L.P.
                           201 North Tryon Street
                           Suite 2450
                           Charlotte, North Carolina  28202
                           Attention:     Nelson Schwab III
                           Phone:         (704) 372-2040
                           Fax:           (704) 372-1040

                  With a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           100 North Tryon Street, Suite 4200
                           Charlotte, North Carolina  28202
                           Attention:     Stephen K. Rhyne, Esq.
                           Phone:         (704) 331-7441
                           Fax:           (704) 331-7598

                  To the other Selling Stockholders:

                           c/o MJD Communications, Inc.
                           521 East Morehead Street, Suite 250
                           Charlotte, North Carolina  28202
                           Attention:     Mr. Walter E. Leach, Jr.
                           Phone:         (704) 344-8150
                           Fax:           (704) 344-8121

                  With a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           399 Park Avenue
                           New York, New York  10022
                           Attention:     Neil A. Torpey, Esq.
                           Phone:         (212) 318-6034
                           Fax:           (212) 319-4090


or to such other person or address as any party shall specify by notice in writing to the party entitled to notice. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received
(W) if by personal delivery on the day after such delivery, (X) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (Y) if by next-day or overnight mail or delivery, on the day delivered or (Z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

                  13.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                  13.13 FURTHER ASSURANCES. The Company shall at any time and from time to time after the Closing execute and deliver to the Buyers such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by the Buyers, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby, or otherwise to carry out the intent and purposes of this Agreement.

                  13.14 PAYMENTS. Each Founder and Management Stockholder hereby acknowledges that such Founder and Management Stockholder is solely and personally liable for any and all applicable Taxes of whatever nature that may be imposed with respect to the payments made to such Founder or Management Stockholder hereunder or under the Existing Stockholders' Agreement or in connection with the transactions contemplated hereby or thereby and covenants that such Founder or Management Stockholder shall timely pay any and all such Taxes due with respect thereto. Each Founder and Management Stockholder agrees to indemnify and hold harmless the Company, Kelso, THL and Carousel from and against any Loss, claim, charge, liability, penalty, interest or other damages arising from, or attributable or related to, any such Taxes arising from, or attributable or related to, the payments made to the Founder or the Management Stockholder hereunder or under the Existing Stockholders' Agreement or in connection with the transactions contemplated hereby or thereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                     MJD COMMUNICATIONS, INC.


                                     By: /s/ Walter E. Leach, Jr.
                                        -----------------------------------
                                        Name: Walter E. Leach, Jr.
                                        Title: Sr. V.P. & CFO


                                     THOMAS H. LEE EQUITY
                                       FUND IV, L.P.

                                     By: THL Equity Advisors IV, LLC,
                                         its general partner


                                     By: /s/ Anthony J. DiNovi
                                        -----------------------------------
                                        Name:
                                        Title:


                                     KELSO INVESTMENT ASSOCIATES V,
                                     L.P.

                                     By: Kelso Partners V, L.P., its general
                                         partner


                                     By: /s/ George E. Matelich
                                        -----------------------------------
                                        Name: George E. Matelich
                                        Title: General Partner


                                     KELSO EQUITY PARTNERS V, L.P.


                                     By: /s/ George E. Matelich
                                        -----------------------------------
                                        Name: George E. Matelich
                                        Title: General Partner


                  [Signature Page to Stock Purchase Agreement]

                                     THOMAS H. LEE FOREIGN FUND IV,
                                     L.P.


                                     By: THL Equity Advisors IV, LLC,
                                         its general partner


                                     By: /s/ Anthony J. DiNovi
                                        -----------------------------------
                                        Name:
                                        Title:


                                     THOMAS H. LEE FOREIGN FUND IV-B,
                                     L.P.


                                     By: THL Equity Advisors IV, LLC,
                                         its general partner


                                     By: /s/ Anthony J. DiNovi
                                        -----------------------------------
                                        Name:
                                        Title:


                                     1987 THOMAS H. LEE NOMINEE
                                     TRUST


                                     By: /s/ Thomas H. Lee
                                        -----------------------------------
                                        Trustee

                                     /s/ David V. Harkins
                                     --------------------------------------
                                     David V.  Harkins


                                     THE HARKINS 1995 GIFT TRUST


                                     By: /s/ Sheryll J. Harkins
                                        -----------------------------------
                                        Trustee


                  [Signature Page to Stock Purchase Agreement]

                                     /s/ Scott A. Schoen
                                     --------------------------------------
                                     Scott A. Schoen


                                     /s/ C. Hunter Boll
                                     --------------------------------------
                                     C. Hunter Boll


                                     /s/ Scott M. Sperling
                                     --------------------------------------
                                     Scott M. Sperling


                                     /s/ Anthony J. DiNovi
                                     --------------------------------------
                                     Anthony J. DiNovi


                                     /s/ Thomas M. Hagerty
                                     --------------------------------------
                                     Thomas M. Hagerty


                                     /s/ Warren C. Smith, Jr.
                                     --------------------------------------
                                     Warren C. Smith, Jr.


                                     /s/ Seth W. Lawry
                                     --------------------------------------
                                     Seth W. Lawry


                                     /s/ Kent R. Weldon
                                     --------------------------------------
                                     Kent R. Weldon


                                     /s/ Terrence M. Mullen
                                     --------------------------------------
                                     Terrence M. Mullen


                                     /s/ Todd M. Abbrecht
                                     --------------------------------------
                                     Todd M. Abbrecht


                                     /s/ Charles A. Brizius
                                     --------------------------------------
                                     Charles A. Brizius


                                     /s/ Scott Jaeckel
                                     --------------------------------------
                                     Scott Jaeckel


                                     /s/ Soren Oberg
                                     --------------------------------------
                                     Soren Oberg


                                     /s/ Thomas R. Shepherd
                                     --------------------------------------
                                     Thomas R. Shepherd


                  [Signature Page to Stock Purchase Agreement]

                                     /s/ Joseph J. Incandela
                                     --------------------------------------
                                     Joseph J. Incandela


                                     /s/ Wendy L. Masler
                                     --------------------------------------
                                     Wendy L. Masler


                                     /s/ Andrew D. Flaster
                                     --------------------------------------
                                     Andrew D. Flaster


                                     ROBERT SCHIFF LEE 1988
                                     IRREVOCABLE TRUST


                                     By: /s/ Charles W. Robins
                                        -----------------------------------
                                        Trustee:


                                     /s/ Stephen Zachary Lee
                                     --------------------------------------
                                     Stephen Zachary Lee


                                     /s/ Charles W. Robins
                                     --------------------------------------
                                     Charles W. Robins as Custodian for Jesse
                                     Lee


                                     /s/ Charles W. Robins
                                     --------------------------------------
                                     Charles W. Robins as Custodian for
                                     Nathan Lee


                                     /s/ Charles W. Robins
                                     --------------------------------------
                                     Charles W. Robins


                                     /s/ James Westra
                                     --------------------------------------
                                     James Westra


                                     THOMAS H. LEE CHARITABLE
                                     INVESTMENT L.P.


                                     By: Thomas H. Lee,
                                         its general partner


                  [Signature Page to Stock Purchase Agreement]

                                     By: /s/ Thomas H. Lee
                                        -----------------------------------
                                        Name:
                                        Title:


                                     THL-CCI INVESTORS LIMITED
                                     PARTNERSHIP

                                     By: THL Investment Management Corp.,
                                         its general partner


                                     By: /s/ Wendy L. Masler
                                        -----------------------------------
                                        Name:
                                        Title:


                                     PUTNAM INVESTMENTS, INC.


                                     By: /s/ William H. Woolverton
                                        -----------------------------------
                                        Name:
                                        Title:


                                     THL EQUITY ADVISORS IV, LLC,
                                     as Stockholder Representative



                                     By: /s/ C. Hunter Boll
                                        -----------------------------------
                                        Name:
                                        Title:


                                     JED COMMUNICATIONS ASSOCIATES,
                                     INC.


                                     By: /s/ Daniel G. Bergstein
                                        -----------------------------------


                  [Signature Page to Stock Purchase Agreement]

                                        Name: Daniel G. Bergstein
                                        Title: President


                                     /s/ Meyer Haberman
                                     --------------------------------------
                                     Meyer Haberman


                                     /s/ Jack H. Thomas
                                     --------------------------------------
                                     Jack H. Thomas


                                     /s/ Eugene B. Johnson
                                     --------------------------------------
                                     Eugene B. Johnson


                                     /s/ John P. Duda
                                     --------------------------------------
                                     John P. Duda


                                     /s/ Walter E. Leach, Jr.
                                     --------------------------------------
                                     Walter E. Leach, Jr.


                                     UNIVERSITY OF NORTH CAROLINA
                                     AT CHARLOTTE FOUNDATION, INC.


                                     By: /s/ Olen B. Smith, Jr.
                                        -----------------------------------
                                        Name: Olen B. Smith, Jr.
                                        Title: Treasurer


                                     CAROUSEL CAPITAL PARTNERS, L.P.

                                     By: Carousel Capital Company, L.L.C.,
                                         its general partner


                                     By: /s/ Nelson Schwab III
                                        -----------------------------------
                                        Name: Nelson Schwab III
                                        Title: Managing Director


                  [Signature Page to Stock Purchase Agreement]

                                   SCHEDULE A
                               OTHER STOCKHOLDERS


Peter Nixon
Michael Stein
Lisa Hood
Pamela D. Clark
Patrick R. Eudy
Patrick L. Morse
Timothy W. Henry
Steve Davis
Larry Hunt
Ross Fritz
Jack Morfield
Bob Gniadek
Whit Edwards
Mike Harrington
Dana Twombly
Steve Yusko
Leon Frazier
Michael and Lindy Bergstein
Joel Bergstein